EXECUTION COPY

GREENWICH CAPITAL ACCEPTANCE, INC.,

Depositor

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,

Seller

WELLS FARGO BANK, N.A.,

Master Servicer and Securities Administrator

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,

Trustee and Custodian

POOLING AND SERVICING AGREEMENT

Dated as of May 1, 2004

__________________________________

HarborView Mortgage Loan Trust 2004-4

Mortgage Loan Pass-Through Certificates, Series 2004-4

Table of Contents

Page

ARTICLE I

DEFINITIONS; DECLARATION OF TRUST

SECTION 1.01. Defined Terms.

6

SECTION 1.02. Accounting.

53

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;

ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01. Conveyance of Mortgage Loans.

53

SECTION 2.02. Acceptance by Trustee.

56

SECTION 2.03. Repurchase or Substitution of Mortgage Loans by the Seller.

58

SECTION 2.04. Representations and Warranties of the Seller with Respect to the

Mortgage Loans.

61

SECTION 2.05. [Reserved].

62

SECTION 2.06. Representations and Warranties of the Depositor.

62

SECTION 2.07. Issuance of Certificates.

63

SECTION 2.08. Representations and Warranties of the Seller.

64

SECTION 2.09. Covenants of the Seller.

65

ARTICLE III

ADMINISTRATION AND MASTER SERVICING OF THE MORTGAGE LOANS

SECTION 3.01. Master Servicer to Service and Administer the Mortgage Loans.

66

SECTION 3.02. REMIC-Related Covenants.

67

SECTION 3.03. Monitoring of Servicers.

67

SECTION 3.04. Fidelity Bond.

68

SECTION 3.05. Power to Act; Procedures.

68

SECTION 3.06. Due-on-Sale Clauses; Assumption Agreements.

69

SECTION 3.07. Release of Mortgage Files.

70

SECTION 3.08. Documents, Records and Funds in Possession of Master

Servicer to be Held for Trust.

71

SECTION 3.09. Standard Hazard Insurance and Flood Insurance Policies

71

SECTION 3.10. Presentment of Claims and Collection of Proceeds.

72

SECTION 3.11. Maintenance of the Primary Insurance Policies.

72

SECTION 3.12. Trustee to Retain Possession of Certain Insurance Policies and

Documents.

73

SECTION 3.13. Realization Upon Defaulted Mortgage Loans.

73

SECTION 3.14. Additional Compensation to the Master Servicer.

73

SECTION 3.15. REO Property.

73

SECTION 3.16. Annual Officer’s Certificate as to Compliance.

74

SECTION 3.17. Annual Independent Accountant’s Servicing Report.

75

SECTION 3.18. Reports Filed with Securities and Exchange Commission.

75

SECTION 3.19. [Reserved].

76

SECTION 3.20. UCC.

76

SECTION 3.21. [Reserved.].

76

SECTION 3.22. [Reserved.].

76

SECTION 3.23. Closing Certificate and Opinion.

76

SECTION 3.24. Liabilities of the Master Servicer.

76

SECTION 3.25. Merger or Consolidation of the Master Servicer.

77

SECTION 3.26. Indemnification of the Trustee, the Master Servicer

and the Securities Administrator.

77

SECTION 3.27. Limitations on Liability of the Master Servicer and Others.

78

SECTION 3.28. Master Servicer Not to Resign.

79

SECTION 3.29. Successor Master Servicer.

79

SECTION 3.30. Sale and Assignment of Master Servicing.

80

ARTICLE IV

ACCOUNTS

SECTION 4.01. Servicing Accounts

80

SECTION 4.02. Distribution Account.

81

SECTION 4.03. Permitted Withdrawals and Transfers from

the Distribution Account.

83

ARTICLE V

FLOW OF FUNDS

SECTION 5.01. Distributions.

84

SECTION 5.02. [Reserved].

90

SECTION 5.03. Allocation of Realized Losses.

90

SECTION 5.04. Statements.

91

SECTION 5.05. Remittance Reports; Advances.

94

SECTION 5.06. Compensating Interest Payments.

94

SECTION 5.07. Basis Risk Reserve Fund.

95

ARTICLE VI

THE CERTIFICATES

SECTION 6.01. The Certificates.

96

SECTION 6.02. Registration of Transfer and Exchange of Certificates.

97

SECTION 6.03. Mutilated, Destroyed, Lost or Stolen Certificates.

102

SECTION 6.04. Persons Deemed Owners.

103

SECTION 6.05. Appointment of Paying Agent.

103

ARTICLE VII

DEFAULT

SECTION 7.01. Event of Default.

103

SECTION 7.02. Trustee to Act.

105

SECTION 7.03. Waiver of Event of Default.

106

SECTION 7.04. Notification to Certificateholders.

106

ARTICLE VIII

THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

SECTION 8.01. Duties of the Trustee and the Securities Administrator.

107

SECTION 8.02. Certain Matters Affecting the Trustee and the Securities

Administrator.

108

SECTION 8.03. Trustee and Securities Administrator Not Liable for Certificates

or Mortgage Loans.

110

SECTION 8.04. Trustee, Custodian, Master Servicer and Securities

Administrator May Own Certificates.

111

SECTION 8.05. Trustee’s and Securities Administrator’s Fees and Expenses.

111

SECTION 8.06. Eligibility Requirements for Trustee and Securities Administrator.

111

SECTION 8.07. Resignation or Removal of Trustee and Securities Administrator.

112

SECTION 8.08. Successor Trustee and Successor Securities Administrator.

113

SECTION 8.09. Merger or Consolidation of Trustee or Securities Administrator.

113

SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

114

SECTION 8.11. Limitation of Liability.

115

SECTION 8.12. Trustee May Enforce Claims Without Possession of Certificates.

115

SECTION 8.13. Suits for Enforcement.

116

SECTION 8.14. Waiver of Bond Requirement.

116

SECTION 8.15. Waiver of Inventory, Accounting and Appraisal Requirement.

116

SECTION 8.16. Appointment of Custodians.

116

ARTICLE IX

REMIC ADMINISTRATION

SECTION 9.01. REMIC Administration.

116

SECTION 9.02. Prohibited Transactions and Activities.

119

ARTICLE X

TERMINATION

SECTION 10.01. Termination.

119

SECTION 10.02. Additional Termination Requirements.

121

SECTION 10.03. Assignment of the Call Option.

121

ARTICLE XI

[RESERVED]

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01. Amendment.

122

SECTION 12.02. Recordation of Agreement; Counterparts.

123

SECTION 12.03. Limitation on Rights of Certificateholders.

123

SECTION 12.04. Governing Law; Jurisdiction.

124

SECTION 12.05. Notices.

124

SECTION 12.06. Severability of Provisions.

125

SECTION 12.07. Article and Section References.

125

SECTION 12.08. Notice to the Rating Agency.

125

SECTION 12.09. Further Assurances.

126

SECTION 12.10. Benefits of Agreement.

126

SECTION 12.11. Acts of Certificateholders.

126

SECTION 12.12. Successors and Assigns.

127

SECTION 12.13. Tax Treatment of Class P Certificate.

127

SECTION 12.14. Provision of Information.

127

EXHIBITS AND SCHEDULES:

Exhibit A-1

Form of Class A Certificate

A-1-1

Exhibit A-2

Form of Class X Certificate

A-2-1

Exhibit B

Form of Class A-R Certificate

B-1

Exhibit C

Form of Subordinate Certificate

C-1

Exhibit D

Form of Class P Certificate

D-1

Exhibit E

Form of Reverse of the Certificates

E-1

Exhibit F

Request for Release

F-1

Exhibit G-1

Form of Receipt of Mortgage Note

G-1-1

Exhibit G-2

Form of Interim Certification of Trustee

G-2-1

Exhibit G-3

Form of Final Certification of Trustee

G-3-1

Exhibit H

Form of Lost Note Affidavit

H-1

Exhibit I-1

Form of ERISA Representation [Class A-R] [Class P]

I-1-1

Exhibit I-2

Form of ERISA Representation

[Class B-4][Class B-5][Class B-6]

I-2-1

Exhibit J-1

Form of Investment Letter [Non-Rule 144A]

J-1-1

Exhibit J-2

Form of Rule 144A Investment Letter

J-2-1

Exhibit K

Form of Transferor Certificate

K-1

Exhibit L

Transfer Affidavit for [Class A-R] [Class P]

Certificate Pursuant to Section 6.02

L-1

Exhibit M

List of Servicing Agreements

M-1

Exhibit N

Form of Call Option Assignment Agreement

N-1

Schedule I

Mortgage Loan Schedule

This Pooling and Servicing Agreement is dated as of May 1, 2004 (the “Agreement”), among GREENWICH CAPITAL ACCEPTANCE, INC., a Delaware corporation, as depositor (the “Depositor”), GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation, as seller (the “Seller”), WELLS FARGO BANK, N.A., a national banking association, as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Trustee”).

PRELIMINARY STATEMENT:

Through this Agreement, the Depositor intends to cause the issuance and sale of the HarborView Mortgage Loan Trust 2004-4 Mortgage Loan Pass-Through Certificates, Series 2004-4 (the “Certificates”) representing in the aggregate the entire beneficial ownership of the Trust, the primary assets of which are the Mortgage Loans (as defined below).

The Depositor intends to sell the Certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder.  The Certificates will consist of thirteen classes of certificates, designated as (i) the Class 1-A Certificates, (ii) the Class 2-A Certificates, (iii) the Class 3-A Certificates, (iv) the Class X-1 Certificates, (v) the Class X-2 Certificates, (vi) the Class A-R Certificates, (vii) the Class B-1 Certificate, (viii) the Class B-2 Certificates, (ix) the Class B-3 Certificates, (x) the Class B-4 Certificates, (xi) the Class B-5 Certificates, (xii) the Class B-6 Certificates and (xiii) the Class P Certificate.

As provided herein, the Trustee shall elect that the Trust Fund (exclusive of the assets held in the Basis Risk Reserve Fund) be treated for federal income tax purposes as comprising three real estate mortgage investment conduits (each, a “REMIC” or, in the alternative, the “Lower-Tier REMIC”, the “Middle-Tier REMIC”, and the “Upper-Tier REMIC”). Each Certificate, other than the Class P Certificate and the Class A-R Certificate, shall represent ownership of a regular interest in the Upper-Tier REMIC, as described herein.  In addition, the Class 1-A, Class 2-A, Class 3-A, Class B-1, Class B-2 and Class B-3 Certificates represent the right to receive payments in respect of Basis Risk Shortfalls from the Basis Risk Reserve Fund as provided in Section 5.07.  The owners of the Class X-1 and Class X-2 Certificates beneficially own the Basis Risk Reserve Fund.  The Class P Certificate represents an interest in the Trust Fund but does not represent an interest in any REMIC created hereunder.  The Class A-R Certificate represents the sole class of residual interest in each REMIC.

The Lower-Tier REMIC shall hold as assets all property of the Trust Fund other than the assets held in the Basis Risk Reserve Fund, and the interests in any REMIC formed hereby.  The Middle-Tier REMIC shall hold as assets the several classes of uncertificated interests of the Lower-Tier REMIC, other than the Class LT-R Interest.  Each such Lower-Tier Interest is hereby designated as a REMIC regular interest.  The Upper Tier REMIC shall hold as assets the uncertificated Middle-Tier REMIC Interests, other than the Class MT-R Interest.  Each such Middle-Tier Interest is hereby designated as a REMIC regular interest.

Lower-Tier REMIC Interests

The following table specifies the Class designation, interest rate, and initial Class Principal Amount for each Class of Lower-Tier REMIC Interest:

Lower Tier REMIC Class Designation	Interest Rate	Initial Class Principal Balance	Related Loan Group
Class LT-Group 1	(1)	$ 53,441,196.55	Group1
Class LT-SC1	(1)	$ 34,758.55	Group 1
Class LT-Group 2	(2)	$ 256,523,495.79	Group 2
Class LT-SC2	(2)	$ 166,853.49	Group 2
Class LT-Group 3	(3)	$ 290,860,283.53	Group 3
Class LT-SC3	(3)	$ 189,184.68	Group 3
Class LT-R	(4)	(4)	N/A

__________________

(1)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for these Lower Tier Interests will be a per annum rate equal to the Net WAC for Loan Group 1.

(2)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for these Lower Tier Interests will be a per annum rate equal to the Net WAC for Loan Group 2.

(3)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for these Lower Tier Interests will be a per annum rate equal to the Net WAC for Loan Group 3.

(4)

The Class LT-R Interest does not have a principal balance and does not bear interest.

On each Distribution Date, the Available Funds for each Loan Group distributable as interest shall be distributed as interest with respect to the Lower Tier REMIC Interests based on the interest rates described above.  On each Distribution Date, Net Interest Shortfalls attributable to any Loan Group shall be allocated among the related Lower Tier REMIC Interests based on the relative amounts of interest otherwise accrued for the related Accrual Period on each such Lower Tier REMIC Interest.

On each Distribution Date, the remaining Available Funds for each Loan Group shall be distributed as principal on Lower Tier REMIC Interests as follows:

(i)

First, to the Class LT-SC1 Interest until the principal balance of such Lower Tier Interest equals one percent of the Subordinate Component for Loan Group 1 for the next succeeding Distribution Date;

(ii)

Second, to the Class LT-SC2 Interest until the principal balance of such Lower-Tier Interest equals one percent of the Subordinate Component for Loan Group 2 for the next succeeding Distribution Date;

(iii)

Third, to the Class LT-SC3 Interest until the principal balance of such Lower-Tier Interest equals one percent of the Subordinate Component for Loan Group 3 for the next succeeding Distribution Date;

(iv)

Fourth, to the Class LT-SC1, the Class LT-SC2 or the Class LT-SC3 Interests the minimum amount necessary to cause the ratio of the principal balance of each such Lower-Tier Interest to the other two such Lower-Tier Interests to equal the ratio of the Subordinate Component related to such Lower-Tier Interest to the Subordinate Components related to the other two Lower-Tier Interests.

(v)

Fifth, to the Class LT-Group 1, the Class LT-Group 2 and the Class LT-Group 3 Interests as follows:

a.

To the Class LT-Group 1 Interest until its principal balance equals the difference between (I) the Loan Group Balance of Loan Group 1 on such Distribution Date, minus (II) the principal balance of the Class LT-SC1 Interest on such Distribution Date, taking into account the distributions under priorities (i) through (iv) above, and

b.

To the Class LT-Group 2 Interest until its principal balance equals the difference between (I) the Loan Group Balance of Loan Group 2 on such Distribution Date, minus (II) the principal balance of the Class LT-SC2 Interest on such Distribution Date, taking into account the distributions under priorities (i) through (iv) above, and

c.

To the Class LT-Group 3 Interest until its principal balance equals the difference between (I) the Loan Group Balance of Loan Group 3 on such Distribution Date, minus (II) the principal balance of the Class LT-SC3 Interest on such Distribution Date, taking into account the distributions under priorities (i) through (iv) above.

On each Distribution Date, Realized Losses, and Excess Losses attributable to principal, with respect to any Loan Group shall each be allocated among the Lower Tier Interests in the same manner that principal is distributed among such Lower Tier Interests.  Excess Losses attributable to interest with respect to any Loan Group shall be allocated among the Lower Tier Interests in the same manner that interest is distributable among such interests.

The Middle-Tier REMIC Interests

The following table sets forth (or describes) the class designation, interest rate, initial principal amount, and corresponding Class of Certificates for each of the interests in the Middle-Tier REMIC (the “Middle-Tier Interests”):

Class Designation	Principal Amount	Interest Rate	Corresponding Class of Certificates
Class MT1-A	$ 50,000,100.00	(1)	Class 1-A, Class A-R, Class X-1 (2)
Class MT2-A	$ 240,005,000.00	(3)	Class 2-A, X-1 (2)
Class MT3-A	$ 272,131,000.00	(4)	Class 3-A, Class X-2 (5)
Class MTB1	$ 14,728,000.00	(6)	Class B-1, X-1 (2)
Class MTB2	$ 9,317,000.00	(6)	Class B-2, X-1 (2)
Class MTB3	$ 5,410,000.00	(6)	Class B-3, X-1 (2)
Class MTB4	$ 2,704,000.00	(6)	Class B-4
Class MTB5	$ 4,808,000.00	(6)	Class B-5
Class MTB6	$ 2,112,672.59	(6)	Class B-6
Class MT-R	(7)	(7)	(7)

_______________

(1)

The interest rate for the Class MT1-A Interest for any Distribution Date (and the related Accrual Period) is a per annum rate equal to the Net WAC for Loan Group 1.

(2)

On each Distribution Date, the Class X-1 Certificates shall be entitled to a specified portion of the interest that accrues on the Class MT1-A, Class MT2-A, Class MTB1, Class MTB2, and Class MTB3 Interests.  Specifically, for each such Distribution Date, the Class X-1 Certificate shall be entitled to interest accruals on these Middle Tier Interests at a per annum rate equal to the excess, if any, of (i) the rate at which interest accrues on each such Middle Tier Interest over (ii) the Certificate Interest Rate on the Corresponding Class of Certificates, respectively, for such Distribution Date (for the first Distribution Date only, multiplied by a fraction, the numerator of which is 22  and the denominator of which is 30).

(3)

The interest rate for the Class MT2-A Interest for any Distribution Date (and the related Accrual Period) is a per annum rate equal to the Net WAC for Loan Group 2.

(4)

The interest rate for the Class MT3-A Interest for any Distribution Date (and the related Accrual Period) is a per annum rate equal to the Net WAC for Loan Group 3.

(5)

On each Distribution Date, the Class X-2 Certificates shall be entitled to a specified portion of the interest that accrues on the Class MT3-A Interest.  Specifically, for each such Distribution Date, the Class X-2 Certificate shall be entitled to interest accruals on the Class MT3-A Interest at a per annum rate equal to the excess, if any, of (i) the rate at which interest accrues on the Class MT3-A Interest over (ii) the Certificate Interest Rate on the Class 3-A Certificates for such Distribution Date.

(6)

The interest rate for each of these Middle-Tier Interests for any Distribution Date (and the related Accrual Period) is a per annum rate equal to the Subordinate Certificate Pass-Through Rate (for purposes of the REMIC Provisions, the weighted average of the rates on the Class LT-SC-1, Class LT-SC-2, and Class LT-SC-3 Lower Tier Regular Interests, weighted in each case based on the relative principal balances of those Lower Tier Regular Interests).

(7)

The Class MT-R Interest does not have a principal balance or interest rate.  Ownership of the Class MT-R Interest shall be evidenced by the Class AR Certificate.

On each Distribution Date the Securities Administrator, as Paying Agent, shall distribute interest and principal on, and shall allocate Realized Losses among, the Middle-Tier Interests in the same manner that such amounts are distributed on and such losses are allocated among the Corresponding Classes of Certificates.

The Certificates

The following table sets forth (or describes) the Class designation, Pass-Through Rate, and Original Class Certificate Principal Balance (or initial Certificate Notional Amount) for each Class of Certificates comprising interests in the Trust Fund created hereunder.  Each Class of Certificates, other than the Class A-R Certificates and the Class P Certificate, is hereby designated as representing ownership of regular interests in the Upper-Tier REMIC.

Class	Original Class Certificate Principal Balance or Class Certificate Notional Amount	Pass-Through Rate
Class 1-A	$ 50,000,000.00	(1)
Class 2-A	$ 240,005,000.00	(1)
Class 3-A	$ 272,131,000.00	(1)
Class X-1	$ 319,460,000.00 (4)	(1)
Class X-2	$ 272,131,000.00(4)	(1)
Class A-R	$ 100.00	(1)
Class B-1	$ 14,728,000.00	(2)
Class B-2	$ 9,317,000.00	(2)
Class B-3	$ 5,410,000.00	(2)
Class B-4	$ 2,704,000.00	(2)
Class B-5	$ 4,808,000.00	(2)
Class B-6	$ 2,112,672.59	(2)
Class P	(3)	(3)

____________

(1)

Calculated pursuant to the definition of “Pass-Through Rate.”

(2)

Calculated pursuant to the definition of “Subordinate Certificate Pass-Through Rate.”

(3)

The Class P Certificate is entitled to the “Class P Distributable Amount”.

(4)

The Class X-1 and Class X-2 Certificates are Notional Amount Certificates and will not receive any distributions of principal.

ARTICLE I

DEFINITIONS; DECLARATION OF TRUST

SECTION 1.01.  Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.  All calculations of interest described herein shall be made on the basis of an assumed 360-day year consisting of twelve 30-day months.

“1-A Component Notional Amount”:  For any Distribution Date, the Certificate Principal Balance of the Class 1-A Certificates immediately prior to such Distribution Date.

“1-A Component Pass-Through Rate”:  For any Distribution Date, the excess, if any, of (a) the weighted average of the net loan rates of the Group 1 Mortgage Loans over (b) the Pass-Through Rate of the Class 1-A Certificates for that Distribution Date (and in the case of the first Distribution Date, multiplied by 22/30).

“1-A Margin”:  On each Distribution Date on or prior to the Call Option Date, 0.28% per annum, and on each Distribution Date after the Call Option Date, 0.56% per annum.

“1-B-1 Sub-Component Notional Amount”:  For any Distribution Date, the Loan Group 1 Apportioned Principal Balance of the Class B-1 Certificates.

“1-B-2 Sub-Component Notional Amount”:  For any Distribution Date, the Loan Group 1 Apportioned Principal Balance of the Class B-2 Certificates.

“1-B-3 Sub-Component Notional Amount”:  For any Distribution Date, the Loan Group 1 Apportioned Principal Balance of the Class B-3 Certificates.

“1933 Act”:  The Securities Act of 1933, as amended.

“2-A Component Notional Amount”:  For any Distribution Date, the Certificate Principal Balance of the Class 2-A Certificates immediately prior to such Distribution Date.

“2-A Component Pass-Through Rate”:  For any Distribution Date, the excess, if any, of (a) the weighted average of the net loan rates of the Group 2 Mortgage Loans over (b) the Pass-Through Rate of the Class 2-A Certificates for that Distribution Date (and in the case of the first Distribution Date, multiplied by 22/30).

“2-A Margin”:  On each Distribution Date on or prior to the Call Option Date, 0.28% per annum, and on each Distribution Date after the Call Option Date, 0.56% per annum.

“2-B-1 Sub-Component Notional Amount”:  For any Distribution Date, the Loan Group 2 Apportioned Principal Balance of the Class B-1 Certificates.

“2-B-2 Sub-Component Notional Amount”:  For any Distribution Date, the Loan Group 2 Apportioned Principal Balance of the Class B-2 Certificates.

“2-B-3 Sub-Component Notional Amount”:  For any Distribution Date, the Loan Group 2 Apportioned Principal Balance of the Class B-3 Certificates.

“3-A Margin”:  On each Distribution Date on and after the Distribution Date in May 2007 and on or prior to the Call Option Date, 0.75% per annum, and on each Distribution Date after the Call Option Date, 1.125% per annum.

“3-B-1 Sub-Component Notional Amount”:  For any Distribution Date, the Loan Group 3 Apportioned Principal Balance of the Class B-1 Certificates.

“3-B-2 Sub-Component Notional Amount”:  For any Distribution Date, the Loan Group 3 Apportioned Principal Balance of the Class B-2 Certificates.

“3-B-3 Sub-Component Notional Amount”:  For any Distribution Date, the Loan Group 3 Apportioned Principal Balance of the Class B-3 Certificates.

“Accepted Master Servicing Practices”:  With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to a Servicer), or (y) as provided in the applicable Servicing Agreement, to the extent applicable to any Servicer, but in no event below the standard set forth in clause (x).

“Account”:  The Distribution Account or each Servicing Account, as the context requires.

“Accrual Period”: With respect to each Distribution Date and any Class of Certificates (other than the Class 3-A, Class A-R, Class X-1 and Class X-2 Certificates), the period beginning on the 19th day of the month immediately preceding the month in which the Distribution Date occurs (or the Closing Date, in the case of the first Distribution Date) and ending on the 18th day of the month in which the Distribution Date occurs.  With respect to each Distribution Date and the Class 3-A, Class A-R, Class X-1 and Class X-2 Certificates, any Class of Middle-Tier Interests and any Class of Lower-Tier Interests, the calendar month immediately preceding the month in which that Distribution Date occurs.  Interest on any Class of Certificates (other than the Class P Certificates) will accrue on the basis of a 360-day year composed of twelve 30-day months.

“Accrued Interest Amount”:  For any Distribution Date and for any Undercollateralized Group, an amount equal to one month’s interest on the applicable Principal Deficiency Amount at the Net WAC of the applicable Loan Group, plus any interest accrued on such Undercollateralized Group remaining unpaid from prior Distribution Dates.

“Adjustment Date”:  With respect to each Mortgage Loan, each adjustment date on which the related Loan Rate changes pursuant to the related Mortgage Note.  The first Adjustment Date following the Cut-Off Date as to each Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Advance”:  As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date pursuant to Section 5.05.

“Adverse REMIC Event”:  Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

“Affiliate”:  With respect to any Person, any other Person controlling, controlled by or under common control with such Person.  For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Aggregate Subordinate Percentage”:  As to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Principal Balances of the Classes of Subordinate Certificates and the denominator of which is the Pool Balance for such Distribution Date.

“Agreement”:  This Pooling and Servicing Agreement, dated as of May 1, 2004, as amended, supplemented and otherwise modified from time to time.

“American Mortgage”: American Mortgage Express Corp., and its successors and assigns, in its capacity as Originator of the American Mortgage Mortgage Loans.

“American Mortgage Mortgage Loans”:  The Mortgage Loans for which American Mortgage is listed as “Originator” on the Mortgage Loan Schedule.

“American Mortgage Purchase Agreement”:  Solely with respect to the American Mortgage Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of February 1, 2004, between GCFP, as purchaser, and American Mortgage, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the American Mortgage Mortgage Loans.

“Applicable Credit Support Percentage”:  As defined in Section 5.01(e).

“Apportioned Principal Balance”: As to any Class of Subordinate Certificates, a Loan Group and any Distribution Date, the Class Certificate Principal Balance of such Class immediately prior to such Distribution Date multiplied by a fraction, the numerator of which is the Subordinate Component for the related Loan Group for such date and the denominator of which is the sum of the Subordinate Components (in the aggregate).

 “Assignment”:  As to any Mortgage, an assignment of mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient, under the laws of the jurisdiction in which the related Mortgaged Property is located, to reflect or record the sale of such Mortgage.

“Available Funds”:  As to any Distribution Date and any Loan Group, an amount equal to (i) the sum of (a) the aggregate of the Monthly Payments received on or prior to the related Determination Date (excluding Monthly Payments due in future Due Periods but received by the related Determination Date) in respect of the Mortgage Loans in that Loan Group, (b) Net Liquidation Proceeds, Insurance Proceeds, Principal Prepayments (including Prepayment Penalty Amounts), Recoveries and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans in that Loan Group received during the related Prepayment Period, (c) the aggregate of any amounts received in respect of REO Properties for such Distribution Date in respect of the Mortgage Loans in that Loan Group, (d) the aggregate of any amounts of Interest Shortfalls (excluding for such purpose all shortfalls as a result of Relief Act Reductions) paid by the Servicers pursuant to the related Servicing Agreements and Compensating Interest Payments deposited in the Distribution Account for that Distribution Date in respect of the Mortgage Loans in that Loan Group, (e) the aggregate of the Purchase Prices and Substitution Adjustments deposited in the Distribution Account during the related Prepayment Period in respect of the Mortgage Loans in that Loan Group, (f) the aggregate of any advances in respect of delinquent Monthly Payments made by the Servicers and Advances made by the Master Servicer for that Distribution Date in respect of the Mortgage Loans in that Loan Group, (g) the aggregate of any Advances made by the Trustee for that Distribution Date pursuant to Section 7.02 hereof in respect of the Mortgage Loans in that Loan Group and (h) the Termination Price allocated to such Loan Group on the Distribution Date on which the Trust is terminated; minus (ii) the sum of (w) the Expense Fees for that Distribution Date in respect of the Mortgage Loans in that Loan Group, (x) amounts in reimbursement for Advances previously made in respect of the Mortgage Loans in that Loan Group and other amounts as to which the Servicers, the Securities Administrator and the Master Servicer are entitled to be reimbursed pursuant to Section 4.03, (y) the amount payable to the Trustee, the Master Servicer, the Custodian or the Securities Administrator pursuant to Sections 3.26(b), 3.27(c) and 8.05 in respect of the Mortgage Loans in that Loan Group or if not related to a Mortgage Loan, allocated to each Loan Group on a pro rata basis and (z) amounts deposited in the Distribution Account in error in respect of the Mortgage Loans in that Loan Group.

“B Component Notional Amount”:  For any Distribution Date, the sum of the 1-B-1 Sub-Component Notional Amount, 1-B-2 Sub-Component Notional Amount, 1-B-3 Sub-Component Notional Amount, 2-B-1 Sub-Component Notional Amount, 2-B-2 Sub-Component Notional Amount, 2-B-3 Sub-Component Notional Amount, 3-B-1 Sub-Component Notional Amount, 3-B-2 Sub-Component Notional Amount and 3-B-3 Sub-Component Notional Amount, in each case immediately prior to such Distribution Date.

“B Component Pass-Through Rate”:  For any Distribution Date, the weighted average of the Sub-Component Pass-Through Rates, weighted on the basis of the related Sub-Component Notional Amount immediately prior to such Distribution Date.

“Banc Mortgage”: Banc Mortgage (a division of National Bank of Commerce), and its successors and assigns, in its capacity as Originator of the Banc Mortgage Mortgage Loans.

“Banc Mortgage Mortgage Loans”:  The Mortgage Loans for which Banc Mortgage is listed as “Originator” on the Mortgage Loan Schedule.

“Banc Mortgage Purchase Agreement”:  Solely with respect to the Banc Mortgage Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of March 1, 2004, between GCFP, as purchaser, and Banc Mortgage, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the Banc Mortgage Mortgage Loans.

“Bankruptcy Code”:  The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Bankruptcy Coverage Termination Date”: The date on which the Bankruptcy Loss Coverage Amount is reduced to zero.

“Bankruptcy Loss”:  With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction as reported by the related Servicer to the Master Servicer.

“Bankruptcy Loss Coverage Amount”:  As of any Determination Date, the Initial Bankruptcy Loss Coverage Amount as reduced by the aggregate amount of Bankruptcy Losses allocated to the Certificates since the Cut-Off Date; provided, however, that the Bankruptcy Loss Coverage Amount may also be reduced pursuant to a letter from a Rating Agency to the Trustee to the effect that any such reduction will not result in a downgrading of the then current ratings assigned by such Rating Agency to the Classes of Senior Certificates.

“Basis Risk Reserve Fund”:  A fund created as part of the Trust Fund pursuant to Section 5.07 of this Agreement but which is not an asset of any of the REMICs.

“Basis Risk Reserve Fund X-1 Subaccount”:  A fund created as part of the Trust Fund on behalf of the Class X-1 Certificates pursuant to Section 5.07 of this Agreement but which is not an asset of any of the REMICs.

“Basis Risk Reserve Fund X-2 Subaccount”:  A fund created as part of the Trust Fund on behalf of the Class X-2 Certificates pursuant to Section 5.07 of this Agreement but which is not an asset of any of the REMICs.

“Basis Risk Shortfall”:  With respect to any Distribution Date and each Class of LIBOR Certificates, the excess, if any, of (i) the amount of Monthly Interest Distributable Amount that would have been payable on such Class for such Distribution Date if the Pass-Through Rate for such Class were determined without regard to clause (i)(b), (ii)(b) and (iii)(b), as applicable, in the definition of “Pass-Through Rate”, over (ii) the actual Monthly Interest Distributable Amount payable on such Class for such Distribution Date.

“Book-Entry Certificates”:  Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.02 hereof).  On the Closing Date, all Classes of the Certificates other than the Physical Certificates shall be Book-Entry Certificates.

“Business Day”:  Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of California, the State of Maryland, the State of Minnesota, the State of New York or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

“Call Option”:  The right to terminate this Agreement and the Trust pursuant to the second paragraph of Section 10.01(a) hereof.

“Call Option Assignment Agreement”:  Any Call Option Assignment Agreement substantially in the form set forth in Exhibit N hereto.

“Call Option Date”:  As defined in Section 10.01(a) hereof.

“Call Option Holder”:  Initially, the Master Servicer and any successor Call Option Holder which has been assigned the Call Option pursuant to a Call Option Assignment Agreement and Section 10.03 hereof.

“Certificate”:  Any Regular Certificate, Residual Certificate or Class P Certificate.

“Certificate Notional Amount”:  With respect to each Certificate of Class X-1 and Class X-2 and any date of determination, the product of (i) the Class Certificate Notional Amount of such Class and (ii) the applicable Percentage Interest of such Certificate.

“Certificate Owner”:  With respect to each Book-Entry Certificate, any beneficial owner thereof and with respect to each Physical Certificate, the Certificateholder thereof.

“Certificate Principal Balance”:  With respect to each Certificate of a given Class (other than Class X-1 and Class X-2) and any date of determination, the product of (i) the Class Certificate Principal Balance of such Class and (ii) the applicable Percentage Interest of such Certificate.

“Certificate Register” and “Certificate Registrar”:  The register maintained and registrar appointed pursuant to Section 6.02 hereof.  Wells Fargo Bank, N.A. will act as Certificate Registrar on behalf of the Trustee, for so long as it is the Securities Administrator under this Agreement.

“Certificateholder” or “Holder”:  The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof.

“Class”:  Collectively, Certificates that have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

“Class 1-A Certificate”:  Any of the Class 1-A Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-A Certificate”:  Any of the Class 2-A Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 3-A Certificate”:  Any of the Class 3-A Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class A-R Certificate”:  The Class A-R Certificate as designated on the face thereof executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit B, evidencing the ownership of the sole class of “residual interest” in each REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-1 Certificate”:  Any of the Class B-1 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-2 Certificate”:  Any of the Class B-2 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-3 Certificate”:  Any of the Class B-3 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-4 Certificate”:  Any of the Class B-4 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-5 Certificate”:  Any of the Class B-5 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-6 Certificate”:  Any of the Class B-6 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class Certificate Notional Amount”:  With respect to the Class X-1 and Class X-2 Certificates and any Distribution Date, the Certificate Principal Balance of the LIBOR Certificates immediately prior to such Distribution Date.

“Class Certificate Principal Balance”:  As to any Distribution Date, with respect to any Class of Certificates, the Original Class Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed in respect of principal of that Class on all prior Distribution Dates, (y) all Realized Losses, including Bankruptcy Losses, Special Hazard Losses, Fraud Losses and Excess Losses, if any, actually allocated to that Class on all prior Distribution Dates and (z) in the case of the Subordinate Certificates, any applicable Writedown Amount; provided, however, that pursuant to Section 5.08, the Class Certificate Principal Balance of a Class of Certificates may be increased up to the amount of Realized Losses previously allocated to such Class, in the event that there is a Recovery on a related Mortgage Loan, and the Certificate Principal Balance of any individual Certificate of such Class will be increased by its pro rata share of the increase to such Class.

“Class LT-R Interest”:  As described in the Preliminary Statement.

“Class MT-R Interest”:  As described in the Preliminary Statement.

“Class P Certificate”:  The Class P Certificate as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit D, evidencing the ownership of the Class P Distributable Amount.  The Class P Certificate represents an interest in the Trust Fund, but does not represent an interest in any REMIC created hereunder.

“Class P Distributable Amount”:  With respect to each Distribution Date, all Prepayment Penalty Amounts in respect of Class P Mortgage Loans received by the Master Servicer for the related Prepayment Period.

“Class P Mortgage Loan”:  Any Mortgage Loan with respect to which prepayment penalties are required to be paid in accordance with the terms of the related Mortgage Note.

“Class Subordination Percentage”:  With respect to each Class of Subordinate Certificates and any Distribution Date, the percentage equivalent of a fraction the numerator of which is the Class Certificate Principal Balance of such Class immediately before such Distribution Date and the denominator of which is the aggregate of the Class Certificate Principal Balances of all Classes of Certificates immediately before such Distribution Date.

“Class X Certificate”:  Any of the Class X-1 or Class X-2 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class X-1 Notional Amount”:  With respect to any Distribution Date and the Class X-1 Certificates, the sum of (i) the 1-A Component Notional Amount, (ii) the 2-A Component Notional Amount and (iii) the B Component Notional Amount, in each case immediately before such Distribution Date.

“Class X-2 Notional Amount”:  With respect to any Distribution Date and the Class X-2 Certificates, the Certificate Principal Balance of the Class 3-A Certificates immediately before such Distribution Date.

“Close of Business”:  As used herein, with respect to any Business Day and location, 5:00 p.m. at such location.

“Closing Date”: May 27, 2004.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Commission”:  U.S. Securities and Exchange Commission.

“Compensating Interest Payment”:  With respect to any Distribution Date, an amount equal to the amount, if any, by which (x) the aggregate amount of any Interest Shortfalls (excluding for such purpose all shortfalls as a result of Relief Act Reductions and as a result of Excess Losses) required to be paid by the Servicers pursuant to the related Servicing Agreement with respect to such Distribution Date, exceeds (y) the aggregate amount actually paid by the Servicers in respect of such shortfalls; provided, that such amount, to the extent payable by the Master Servicer, shall not exceed the aggregate Master Servicing Fee that would be payable to the Master Servicer in respect of such Distribution Date without giving effect to any Compensating Interest Payment.

“Component 1-A-X”:  The portion of the Class X-1 Certificates derived from the Senior Certificates in Loan Group 1.

“Component 2-A-X”:  The portion of the Class X-1 Certificates derived from the Senior Certificates in loan Group 2.

“Component Notional Amount”:  Each of the 1-A Component Notional Amount, 2-A Component Notional Amount and B Component Notional Amount, as applicable.

“Component Pass-Through Rate”:  Each of the 1-A Component Pass-Through Rate, 2-A Component Pass-Through Rate and B Component Pass-Through Rate, as applicable.

“Cooperative Corporation”:  The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

“Cooperative Loan”:  Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

“Cooperative Loan Documents”:  As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original or a copy of the executed Security Agreement; (iii) the original or a copy of the executed Proprietary Lease and the original assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and, if available, the original assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC amendments (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

“Cooperative Property”:  The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

“Cooperative Shares”:  Shares issued by a Cooperative Corporation.

“Cooperative Unit”:  A single family dwelling located in a Cooperative Property.

“Corporate Trust Office”:  With respect to the Trustee, the principal corporate trust office at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, CA 92705, Attention: HarborView 2004-4 (GC04H4), or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Securities Administrator and the Seller.  With respect to the Certificate Registrar and presentment of Certificates for registration of transfer, exchange or final payment, Wells Fargo Bank, N.A., 6th Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust, HarborView Mortgage Loan Trust 2004-4.

“Corresponding Class”:  With respect to each class of Middle-Tier Interests, the Class or Classes of Certificates so designated in the Preliminary Statement.

“Custodian”:  Each of Deutsche Bank National Trust Company and Escrow Bank USA, and their respective successors acting as custodian of the Mortgage Files, as indicated on the Mortgage Loan Schedule.

“Cut-Off Date”:  With respect to any Mortgage Loan other than a Qualified Substitute Mortgage Loan, the Close of Business in New York City on May 1, 2004.  With respect to any Qualified Substitute Mortgage Loan, the date designated as such on the Mortgage Loan Schedule (as amended).

“Cut-Off Date Aggregate Principal Balance”: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans in each Loan Group.

“Cut-Off Date Principal Balance”:  With respect to any Mortgage Loan, the principal balance thereof remaining to be paid, after application of all scheduled principal payments due on or before the Cut-Off Date whether or not received as of the Cut-Off Date (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan).

“Debt Service Reduction”:  With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for that Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, unless the reduction results from a Deficient Valuation.

“Deficient Valuation”:  With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”:  Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 6.02(c) or (d) hereof.

“Deleted Mortgage Loan”:  A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

“Delinquent”:  Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made.

“Depositor”:  Greenwich Capital Acceptance, Inc., a Delaware corporation, or any successor in interest.

“Depository”:  The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.  The Depository shall initially be the registered Holder of the Book-Entry Certificates.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

“Depository Participant”:  A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”:  For any Distribution Date and each Mortgage Loan, the date each month, as set forth in the related Servicing Agreement, on which the related Servicer determines the amount of all funds required to be remitted to the Master Servicer on the Servicer Remittance Date with respect to the Mortgage Loans it is servicing.

“Directly Operate”:  With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by any REMIC formed hereby other than through an Independent Contractor; provided, however, that the Trustee (or a Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or a Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Disqualified Organization”:  A “disqualified organization” defined in Section 860E(e)(5) of the Code, or any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee by nationally recognized counsel acceptable to the Trustee that the holding of an ownership interest in the Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Residual Certificate to such Person.

“Distribution Account”:  The trust account or accounts created and maintained by the Master Servicer, on behalf of the Trustee pursuant to Section 4.02 hereof in the name of the Trustee for the benefit of the Securities Administrator, as Paying Agent for the Trustee and the Certificateholders and designated “Distribution Account, Deutsche Bank National Trust Company, as Trustee, in trust for the registered Certificateholders of HarborView Mortgage Loan Trust 2004-4, Mortgage Loan Pass-Through Certificates, Series 2004-4” and which must be an Eligible Account.

“Distribution Account Income”:  As to any Distribution Date, any interest or other investment income earned on funds deposited in the Distribution Account during the month of such Distribution Date.

“Distribution Date”:  The 19th day of the month, or, if such day is not a Business Day, the next Business Day commencing in June 2004.

“Distribution Date Statement”:  As defined in Section 5.04(a) hereof.

“Downey”:  Downey Savings and Loan Association, F.A., and its successors and assigns, in its capacity as Originator of the Downey Mortgage Loans.

“Downey Mortgage Loans”:  The Mortgage Loans for which Downey is listed as “Originator” on the Mortgage Loan Schedule.

“Downey Purchase Agreement”:  Solely with respect to the Downey Mortgage Loans, the Master Mortgage Loan Purchase and Servicing Agreement, dated as of March 1, 2004, between GCFP, as purchaser, and Downey, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the Downey Mortgage Loans.

“Due Date”:  With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which that Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any days of grace.

“Due Period”:  With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs.

“E-Loan”: E-Loan, Inc., and its successors and assigns, in its capacity as Originator of the E-Loan Mortgage Loans.

“E-Loan Mortgage Loans”:  The Mortgage Loans for which E-Loan is listed as “Originator” on the Mortgage Loan Schedule.

“E-Loan Purchase Agreement”:  Solely with respect to the E-Loan Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of February 1, 2003, between GCFP, as purchaser, and E-Loan, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the E-Loan Mortgage Loans.

“Eligible Account”:  Any of

(i)

an account or accounts maintained with a federal or state chartered depository institution or trust company the short term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short term unsecured debt obligations of such holding company) are rated in the highest short term rating category of the Rating Agency at the time any amounts are held on deposit therein;

(ii)

an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by it), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to the Rating Agency, the Certificateholders will have a claim with respect to the funds in the account or a perfected first priority security interest against the collateral (which shall be limited to Permitted Investments) securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained;

(iii)

a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

(iv)

an account otherwise acceptable to the Rating Agency without reduction or withdrawal of its then current ratings of the Certificates as evidenced by a letter from the Rating Agency to the Trustee.  Eligible Accounts may bear interest.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended.

“ERISA-Restricted Certificates”:  The Class B-4, Class B-5, Class B-6, Class A-R and Class P Certificates and any Certificate that does not satisfy the applicable rating requirement under the Underwriter’s Exemption.

“ERISA-Qualifying Underwriting”:  A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

“Event of Default”:  Any one of the events (howsoever described) set forth in Section 7.01 hereof as an event or events upon the occurrence and continuation of which the Master Servicer may be terminated.

“Excess Loss”:  With respect to the Mortgage Loans, the amount of any (i) Fraud Loss realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss realized after the Special Hazard Coverage Termination Date or (iii) Bankruptcy Loss realized after the Bankruptcy Coverage Termination Date.

“Expense Fee” With respect to any Mortgage Loan, the sum of (x) the Master Servicing Fee and (y) the Servicing Fee with respect to the related Servicer.

“Fannie Mae”:  The Federal National Mortgage Association or any successor thereto.

“FDIC”:  The Federal Deposit Insurance Corporation or any successor thereto.

“Final Recovery Determination”:  With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller pursuant to or as contemplated by Sections 2.03 and 10.01), a determination made by the related Servicer, and reported to the Master Servicer, that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which such Servicer expects to be finally recoverable in respect thereof have been so recovered.

“First National”: First National Bank of Nevada, and its successors and assigns, in its capacity as Originator of the First National Mortgage Loans.

“First National Mortgage Loans”:  The Mortgage Loans for which First National is listed as “Originator” on the Mortgage Loan Schedule.

“First National Purchase Agreement”:  Solely with respect to the First National Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of March 1, 2004, between GCFP, as purchaser, and First National, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the First National Mortgage Loans.

“Fraud Loan”: A Liquidated Mortgage Loan as to which a Fraud Loss has occurred.

 “Fraud Loss Coverage Amount”: As of the Closing Date, $18,036,473, subject to reduction from time to time by the amount of Fraud Losses allocated to the Certificates.  In addition, on each anniversary of the Cut-Off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first anniversary of the Cut-Off Date, to an amount equal to the lesser of (i) 2.00% of the then current Pool Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the Cut-Off Date over the cumulative amount of Fraud Losses allocated to the Certificates since the Cut-Off Date; (b) on the second, third and fourth anniversaries of the Cut-Off Date, to an amount equal to the lesser of (i) 1.00% of the then current Pool Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-Off Date over the cumulative amount of Fraud Losses allocated to the Certificates since the preceding anniversary; and (c) on the fifth anniversary of the Cut-Off Date, to zero; provided, however, that the Fraud Loss Coverage Amount may also be reduced pursuant to a letter from the Rating Agency to the Trustee to the effect that any such reduction will not result in the downgrading of the then current ratings assigned by the Rating Agency to the Classes of Senior Certificates.

“Fraud Loss Coverage Termination Date”:  The date on which the Fraud Loss Coverage Amount is reduced to zero.

“Fraud Losses”: Realized Losses on any Mortgage Loans sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with that Mortgage Loan as reported by the related Servicer to the Master Servicer.

“Freddie Mac”:  The Federal Home Loan Mortgage Corporation or any successor thereto.

“GCFP”:  Greenwich Capital Financial Products, Inc., and its successors and assigns.

“GMAC”:  GMAC Mortgage Corporation, and its successors and assigns, in its capacity as Originator of the GMAC Mortgage Loans.

“GMAC Mortgage Loans”:  The Mortgage Loans for which GMAC is listed as “Originator” on the Mortgage Loan Schedule.

“GMAC Purchase Agreement”:  Solely with respect to the GMAC Mortgage Loans, the Master Flow Sale and Servicing Agreement, dated as of May 1, 2002, between GCFP, as purchaser, and GMAC, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the GMAC Mortgage Loans.

“Gross Margin”:  With respect to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the applicable Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Loan Rate for such Mortgage Loan.

“Group 1 Class X-1 Apportionment Rule”:  For purposes of calculating the interest distributable to the Class X-1 Certificates from Loan Group 1 for any Accrual Period, an amount equal to the sum of (a) interest on the 1-A Component Notional Amount at the 1-A Component Pass-Through Rate and (b) with regard to the portion of the B Component attributable to Loan Group 1, interest on each Group 1 Sub-Component Notional Amount at the related Sub-Component Pass-Through Rates, in each case, accrued during such interest Accrual Period.

“Group 1 Mortgage Loan”:  A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Group 1 Sub-Component Notional Amount”:  Each of the 1-B-1 Sub-Component Notional Amount, 1-B-2 Sub-Component Notional Amount or 1-B-3 Sub-Component Notional Amount, as applicable.

“Group 2 Class X-1 Apportionment Rule”:  For purposes of calculating the interest distributable to the Class X-1 Certificates from Loan Group 2 for any Accrual Period, an amount equal to the sum of (a) interest on the 2-A Component Notional Amount at the 2-A Component Pass-Through Rate and (b) with regard to the B Component attributable to Loan Group 2, interest on each Group 2 Sub-Component Notional Amount at the related Sub-Component Pass-Through Rates, in each case, accrued during such interest Accrual Period.

“Group 2 Mortgage Loan”:  A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Group 2 Sub-Component Notional Amount”:  Each of the 2-B-1 Sub-Component Notional Amount, 2-B-2 Sub-Component Notional Amount or 2-B-3 Sub-Component Notional Amount, as applicable.

“Group 3 Class X-1 Apportionment Rule”:  For purposes of calculating the interest distributable to the Class X-1 Certificates from Loan Group 3 for any Accrual Period, an amount equal to the interest on each Group 3 Sub-Component Notional Amount at the related Sub-Component Pass-Through Rate, in each case, accrued during such interest Accrual Period.

“Group 3 Mortgage Loan”:  A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Group 3 Sub-Component Notional Amount”:  Each of the 3-B-1 Sub-Component Notional Amount, 3-B-2 Sub-Component Notional Amount or 3-B-3 Sub-Component Notional Amount, as applicable.

“Home Star”: Home Star Mortgage Services, LLC, and its successors and assigns, in its capacity as Originator of the Home Star Mortgage Loans.

“Home Star Mortgage Loans”:  The Mortgage Loans for which Home Star is listed as “Originator” on the Mortgage Loan Schedule.

“Home Star Purchase Agreement”:  Solely with respect to the Home Star Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of February 1, 2003, between GCFP, as purchaser, and Home Star, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the Home Star Mortgage Loans.

“Indemnified Persons”:  The Trustee, the Master Servicer, the Depositor, the Custodian and the Securities Administrator and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

“Independent”:  When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor and its Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or any Affiliate thereof, and (c) is not connected with the Depositor or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or any Affiliate thereof.

“Independent Contractor”:  Either (i) any Person (other than the Master Servicer) that would be an “independent contractor” with respect to any REMIC formed hereby within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as no REMIC formed hereby receives or derives any income from such Person and provided that the relationship between such Person and the applicable REMIC is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Index”:  With respect to each Mortgage Loan and each Adjustment Date, the index specified in the related Mortgage Note.

“Initial Bankruptcy Loss Coverage Amount”:  $175,751.

“Initial Certificate Principal Balance”:  With respect to any Certificate other than the Class X-1, Class X-2 and Class P Certificates, the amount designated “Initial Certificate Principal Balance” on the face thereof.

“Initial Certificate Notional Amount”:  With respect to the Class X-1 and Class X-2 Certificates, the amount designated “Initial Certificate Notional Amount” on the face thereof.

“Initial LIBOR Rate”:  1.10% per annum.

“Insurance Proceeds”:  With respect to any Mortgage Loan, proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the related Servicing Agreement.

“Interest Distributable Amount”:  With respect to any Distribution Date and each Class of Certificates, the sum of (i) the Monthly Interest Distributable Amount for that Class and (ii) the Unpaid Interest Shortfall Amount for that Class.

“Interest Shortfall”:  With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or a reduction of its Monthly Payment under the Relief Act, an amount determined as follows:

(a)

Principal Prepayments in part received during the relevant Prepayment Period:  the difference between (i) one month’s interest at the applicable Net Loan Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) actually received with respect to such prepayment at the time of such prepayment; and

(b)

Principal Prepayments in full received during the relevant Prepayment Period:  the difference between (i) one month’s interest at the applicable Net Loan Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) actually received with respect to such prepayment at the time of such prepayment; and

(c)

the amount of any Relief Act Reductions for such Distribution Date.

“Junior Subordinate Certificate Pass-Through Rate”:  With respect to the Class B-4, Class B-5 and Class B-6 Certificates and any Distribution Date, the rate per annum equal to the weighted average of the Net WACs for Loan Group 1, Loan Group 2 and Loan Group 3 (weighted on the basis of the respective Subordinate Components).

“Latest Possible Maturity Date”:  As determined as of the Cut-Off Date, the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-Off Date.

“LIBOR”:  With respect to the first Accrual Period, the Initial LIBOR Rate.  With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Securities Administrator on the basis of the “Interest Settlement Rate” set by the BBA for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(a)

If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Securities Administrator will obtain such rate from Reuters’ “page LIBOR 01” or Bloomberg’s page “BBAM.”  If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate.  In the event that the BBA no longer sets an Interest Settlement Rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate.  The Securities Administrator will select a particular index as the alternative index only if it receives an Opinion of Counsel, which opinion shall be an expense reimbursed from the Distribution Account, that the selection of such index will not cause any REMIC created hereunder to lose its classification as a REMIC for federal income tax purposes.

(b)

The establishment of LIBOR by the Securities Administrator and the Securities Administrator’s subsequent calculation of the Pass-Through Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

“LIBOR Business Day”:  Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

“LIBOR Certificates”:  The Class 1-A, Class 2-A, Class 3-A, Class B-1, Class B-2 and Class B-3 Certificates.

“LIBOR Determination Date”:  The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for the LIBOR Certificates.

 “Liquidated Mortgage Loan”:  As to any Distribution Date, any Mortgage Loan in respect of which the related Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds that it expects to recover with respect to the liquidation of such Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Event”:  With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated hereunder.  With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 10.01 hereof or the applicable provisions of the related Servicing Agreement.

“Liquidation Expenses”:  With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the related Servicers, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

“Liquidation Proceeds”:  With respect to any Mortgage Loan, the amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the related Servicer as proceeds from the liquidation of such Mortgage Loan, other than Recoveries; provided that with respect to any Mortgage Loan or REO Property repurchased, substituted or sold pursuant to or as contemplated hereunder, or pursuant to the applicable provisions of the related Servicing Agreement, “Liquidation Proceeds” shall also include amounts realized in connection with such repurchase, substitution or sale.

“Loan Group”:  Any of Loan Group 1, Loan Group 2 or Loan Group 3, as the context requires.

“Loan Group Balance”:  As to each Loan Group, the aggregate of the Stated Principal Balances of the Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans at the time of determination.

“Loan Group 1”:  At any time, the Group 1 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Group 2”:  At any time, the Group 2 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Group 3”:  At any time, the Group 3 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Rate”:  With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

“Loan-to-Value Ratio”:  With respect to each Mortgage Loan and any date of determination, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan at such date of determination and the denominator of which is the Value of the related Mortgaged Property.

“Lost Note Affidavit”:  With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

“Lower Tier Interest”:  Any one of the interests in the Lower-Tier REMIC, As described in the Preliminary Statement.

“Lower Tier REMIC”: As described in the Preliminary Statement.

“Luxury”: Luxury Mortgage Corp., and its successors and assigns, in its capacity as Originator of the Luxury Mortgage Loans.

“Luxury Mortgage Loans”:  The Mortgage Loans for which Luxury is listed as “Originator” on the Mortgage Loan Schedule.

“Luxury Purchase Agreement”:  Solely with respect to the Luxury Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of July 1, 2003, between GCFP, as purchaser, and Luxury, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the Luxury Mortgage Loans.

“Majority Certificateholders”:  The Holders of Certificates evidencing at least 51% of the Voting Rights.

“Master Servicer”:  Wells Fargo Bank, N.A., or any successor Master Servicer appointed as herein provided.

“Master Servicing Fee”:  As to any Distribution Date and each related Mortgage Loan, an amount equal to the product of the applicable Master Servicing Fee Rate and the outstanding Principal Balance of such Mortgage Loan as of the first day of the related Due Period.  The Master Servicing Fee for any Mortgage Loan shall be payable in respect of any Distribution Date solely from the interest portion of the Monthly Payment or other payment or recovery with respect to such Mortgage Loan.

“Master Servicing Fee Rate”:  0.010% per annum.

“Maximum Loan Rate”:  With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Loan Rate thereunder.

“MERS”:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Mortgage Loan”:  Any Mortgage Loan registered with MERS on the MERS System.

“MERS® System”:  The system of recording transfers of mortgages electronically maintained by MERS.

“Metrocities”: Metrocities Mortgage, LLC, and its successors and assigns, in its capacity as Originator of the Metrocities Mortgage Loans.

“Metrocities Mortgage Loans”:  The Mortgage Loans for which Metrocities is listed as “Originator” on the Mortgage Loan Schedule.

“Metrocities Purchase Agreement”:  Solely with respect to the Metrocities Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of February 1, 2004, between GCFP, as purchaser, and Metrocities, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the Metrocities Mortgage Loans.

“Middle-Tier Interest”:  Any one of the interests in the Middle-Tier REMIC as described in the Preliminary Statement.

“Middle-Tier REMIC”:  As described in the Preliminary Statement.

“MIN”:  The Mortgage Identification Number for any MERS Mortgage Loan.

“MOM Loan”:  Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

“Monthly Interest Distributable Amount”:  With respect to each Class of Certificates (other than the Class P Certificate) and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Class Certificate Principal Balance or Class Certificate Notional Amount, as applicable, of that Class immediately prior to that Distribution Date; provided, however, that for purposes of compliance with the REMIC Provisions, (A) the Monthly Interest Distributable Amount for each Class of Subordinate Certificates shall be calculated by reducing the related Pass-Through Rate by a per annum rate equal to (i) 12 times the Subordinate Class Expense Share for such Class divided by (ii) the Class Certificate Principal Balance of such Class as of the beginning of the related Accrual Period and (B) such Class shall be deemed to bear interest at such Pass-Through Rate as so reduced for federal income tax purposes.

“Monthly Payment”:  With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan that is payable by the related Mortgagor from time to time under the related Mortgage Note, determined, for the purposes of this Agreement: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the related Servicer pursuant to the applicable provisions of the related Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”:  Moody’s Investors Service, Inc. and its successors.

“Mortgage”:  The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”:  The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”:  Each mortgage loan (including Cooperative Loans) transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) hereof as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Purchase Agreement”:  The Mortgage Loan Purchase Agreement between the Seller and the Depositor, dated as of May 1, 2004, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor.

“Mortgage Loan Schedule”:  As of any date, the list of Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I.  The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan:

(i)

the Mortgage Loan identifying number;

(ii)

the Mortgagor’s name;

(iii)

the street address of the Mortgaged Property including the state and five-digit ZIP code;

(iv)

a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

(v)

a code indicating whether the Residential Dwelling constituting the Mortgaged Property is (a) a detached single family dwelling, (b) a dwelling in a planned unit development, (c) a condominium unit, (d) a two- to four-unit residential property, (e) a townhouse or (f) other type of Residential Dwelling;

(vi)

if the related Mortgage Note permits the borrower to make Monthly Payments of interest only for a specified period of time, (a) the original number of such specified Monthly Payments and (b) the remaining number of such Monthly Payments as of the Cut-Off Date;

(vii)

the original months to maturity;

(viii)

the stated remaining months to maturity from the Cut-Off Date based on the original amortization schedule;

(ix)

the Loan-to-Value Ratio at origination;

(x)

[Reserved];

(xi)

[Reserved];

(xii)

the Loan Rate in effect immediately following the Cut-Off Date;

(xiii)

the date on which the first Monthly Payment is or was due on the Mortgage Loan;

(xiv)

the stated maturity date;

(xv)

the Servicing Fee Rate, if any;

(xvi)

[Reserved];

(xvii)

the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(xviii)

the original principal balance of the Mortgage Loan;

(xix)

the Stated Principal Balance of the Mortgage Loan on the Cut-Off Date and  a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xx)

the Index and Gross Margin specified in related Mortgage Note;

(xxi)

the next Adjustment Date, if applicable;

(xxii)

the Maximum Loan Rate, if applicable;

(xxiii)

the Value of the Mortgaged Property;

(xxiv)

the sale price of the Mortgaged Property, if applicable;

(xxv)

the product code;

(xxvi)

[Reserved];

(xxvii)

the Servicer that is servicing each Mortgage Loan and the Originator of each Mortgage Loan;

(xxviii)

the respective Loan Group;

(xxix)

the Custodian’s name; and

(xxx)

whether the Mortgage Loan is a Class P Mortgage Loan.

Information set forth in clauses (ii) and (iii) above regarding each Mortgagor and the related Mortgaged Property shall be confidential and the Trustee (or Master Servicer) shall not disclose such information; provided that, notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by Trustee from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of Trustee’s business or that of its affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which Trustee or any affiliate or an officer, director, employer or shareholder thereof is a party or (D) to any affiliate, independent or internal auditor, agent, employee or attorney of Trustee having a need to know the same, provided that Trustee advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Depositor or Master Servicer.

The Mortgage Loan Schedule, as in effect from time to time, shall also set forth the following information with respect to the Mortgage Loans in the aggregate and by Loan Group as of the Cut-Off Date: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Loan Rate of the Mortgage Loans; and (4) the weighted average remaining months to maturity of the Mortgage Loans.  The Mortgage Loan Schedule shall be amended from time to time by the Seller in accordance with the provisions of this Agreement.

“Mortgage Network”: Mortgage Network, Inc., and its successors and assigns, in its capacity as Originator of the Mortgage Network Mortgage Loans.

“Mortgage Network Mortgage Loans”:  The Mortgage Loans for which Mortgage Network is listed as “Originator” on the Mortgage Loan Schedule.

“Mortgage Network Purchase Agreement”:  Solely with respect to the Mortgage Network Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of February 1, 2003, between GCFP, as purchaser, and Mortgage Network, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the Mortgage Network Mortgage Loans.

“Mortgage Note”:  The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgaged Property”:  Either of (x) the fee simple or leasehold interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

“Mortgagor”:  The obligor on a Mortgage Note.

“Net Interest Shortfall”:  With respect to any Distribution Date, the excess of Interest Shortfalls, if any, for such Distribution Date over the sum of (i) Interest Shortfalls paid by the Servicers under the related Servicing Agreements with respect to such Distribution Date and (ii) Compensating Interest Payments made with respect to such Distribution Date.

“Net Liquidation Proceeds”:  With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, related Servicing Advances, the Master Servicing Fee, related Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

“Net Loan Rate”:  With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Loan Rate for such Mortgage Loan minus the related Servicing Fee Rate and the Master Servicing Fee Rate.

“Net Realized Losses”:  For any Class of Certificates and any Distribution Date, the excess of (i) the amount of Realized Losses previously allocated to that Class over (ii) the amount of any increases to the Class Certificate Principal Balance of that Class pursuant to Section 5.08 due to Recoveries.

“Net WAC”:  With respect to any Distribution Date, the weighted average of the Net Loan Rates of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, as of the Cut-Off Date), weighted on the basis of the related Stated Principal Balances at the beginning of the related Due Period.

“NYMC”: New York Mortgage Company L.L.C., and its successors and assigns, in its capacity as Originator of the NYMC Mortgage Loans.

“NYMC Mortgage Loans”:  The Mortgage Loans for which NYMC is listed as “Originator” on the Mortgage Loan Schedule.

“NYMC Purchase Agreement”:  Solely with respect to the NYMC Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of August 1, 2003, between GCFP, as purchaser, and NYMC, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the NYMC Mortgage Loans.

“Nonrecoverable”:  A determination by the Master Servicer or the related Servicer in respect of a delinquent Mortgage Loan that if it were to make an Advance or an advance of a delinquent Monthly Payment, respectively, in respect thereof, such amount would not be recoverable from any collections or other recoveries (including Liquidation Proceeds) on such Mortgage Loan.

“Officers’ Certificate”:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Seller, the Master Servicer or the Depositor, as applicable.

“One-Month LIBOR”:  The average of interbank offered rates for one month U.S. dollar deposits in the London market based on quotations of major banks.

“One-Month LIBOR Indexed”: Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the One-Month LIBOR index.

 “One-Year CMT”:  The weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519).

“One-Year CMT Indexed”:  Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the One-Year CMT index.

“One-Year LIBOR”:  The average of interbank offered rates for one-year U.S. dollar deposits in the London market based on quotations of major banks.

“One-Year LIBOR Indexed”: Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the One-Year LIBOR index.

“Opinion of Counsel”:  A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor, the Seller, the Master Servicer or the Securities Administrator, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC created hereunder as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Original Applicable Credit Support Percentage”:  With respect to each Class of Subordinate Certificates, the corresponding percentage set forth below opposite its Class designation:

Class B-1	6.50%
Class B-2	4.05%
Class B-3	2.50%
Class B-4	1.60%
Class B-5	1.15%
Class B-6	0.35%

“Original Class Certificate Notional Amount”:  With respect to the Class X-1 and Class X-2 Certificates, the corresponding aggregate notional amount set forth opposite the Class designation of such Class in the Preliminary Statement.

“Original Class Certificate Principal Balance”:  With respect to each Class of Certificates, other than the Class X-1, Class X-2 and Class P Certificates, the corresponding aggregate amount set forth opposite the Class designation of such Class in the Preliminary Statement.

“Original Subordinated Principal Balance”:  The aggregate of the Original Class Certificate Principal Balances of the Classes of Subordinate Certificates.

“Originator”:  Each of Downey Savings and Loan Association, F.A., Mortgage Network, Inc., First National Bank of Nevada, GMAC Mortgage Corporation, Sierra Pacific Mortgage Company, Inc., Metrocities Mortgage, LLC, American Mortgage Express Corp., Luxury Mortgage Corp., Banc Mortgage (a division of National Bank of Commerce), Paul Financial, LLC, Secured Bankers Mortgage Company, Home Star Mortgage Services, LLC, New York Mortgage Company L.L.C., E-Loan, Inc., Plaza Home Mortgage, Inc. and Pinnacle Financial Corporation, as applicable.

“OTS”:  The Office of Thrift Supervision.

“Outstanding Mortgage Loan”:  As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero, that was not the subject of a prepayment in full prior to such Due Date and that did not become a Liquidated Mortgage Loan prior to such Due Date.

“Ownership Interest”:  As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”:  With respect to each Class of Certificates and any Distribution Date, the rate set forth below:

(i)

The Pass-Through Rate for the Class 1-A Certificates shall be equal to the lesser of (a) LIBOR plus the 1-A Margin and (b) the Net WAC for Loan Group 1; provided, however, that on any Distribution Date, such Pass-Through Rate shall not exceed 10.85% per annum;

(ii)

The Pass-Through Rate for the Class 2-A Certificates shall be equal to the lesser of (a) LIBOR plus the 2-A Margin and (b) the Net WAC for Loan Group 2; provided, however, that on any Distribution Date, such Pass-Through Rate shall not exceed 11.10% per annum;

(iii)

Until the Distribution Date in May 2007, the Pass-Through Rate for the Class 3-A Certificates shall be equal to the lesser of (a) 2.975% per annum and (b) the Net WAC of the Group 3 Mortgage Loans for that Distribution Date.  On and after the Distribution Date in May 2007, the Pass-Through Rate for the Class 3-A Certificates shall be equal to the lesser of (a) LIBOR plus the 3-A Margin and (b) the Net WAC for Loan Group 3; provided, however, that on any Distribution Date, such Pass-Through Rate shall not exceed 8.975% per annum;

(iv)

The Pass-Through Rate for the Class X-1 Certificates will be calculated at an annual rate equal to the weighted average of the 1-A Component Pass-Through Rate, the 2-A Component Pass-Through Rate and the B Component Pass-Through Rate, weighted on the basis of the Component Notional Amount of each such component.

(v)

The Pass-Through Rate for the Class X-2 Certificates will be calculated at an annual rate equal to the excess, if any, of (i) the Net WAC of the Group 3 Mortgage Loans over (ii) the Pass-Through Rate of the Class 3-A Certificates for that Distribution Date.

(vi)

The Pass-Through Rate for the Class A-R Certificates shall be equal to the Net WAC for Loan Group 1;

(vii)

The Pass-Through Rate for the Class B-1, Class B-2 and Class B-3 Certificates shall be equal to the Senior Subordinate Certificate Pass-Through Rate; and

(viii)

The Pass-Through Rate for the Class B-4, Class B-5 and Class B-6 Certificates shall be equal to the Junior Subordinate Certificate Pass-Through Rate.

“Paul Financial”: Paul Financial, LLC, and its successors and assigns, in its capacity as Originator of the Paul Financial Mortgage Loans.

“Paul Financial Mortgage Loans”:  The Mortgage Loans for which Paul Financial is listed as “Originator” on the Mortgage Loan Schedule.

“Paul Financial Purchase Agreement”:  Solely with respect to the Paul Financial Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of January 1, 2004, between GCFP, as purchaser, and Paul Financial, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the Paul Financial Mortgage Loans.

“Paying Agent”:  Any paying agent appointed pursuant to Section 6.05 hereof.  The initial Paying Agent shall be Wells Fargo Bank, N.A., for so long as it is acting as Securities Administrator under this Agreement.

“Percentage Interest”:  With respect to any Certificate other than a Class A-R or Class P Certificate, a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance or Initial Certificate Notional Amount, as applicable, represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance or Original Class Certificate Notional Amount, as applicable, of the related Class.  With respect to the Class A-R and Class P Certificates, 100%.

“Permitted Investments”:  Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

(i)

direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

(A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee, the Master Servicer or their agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of the Rating Agency and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)

repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by the Rating Agency;

(iv)

securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by the Rating Agency in its highest long term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)

commercial paper (including both non interest bearing discount obligations and interest bearing obligations) that is rated by the Rating Agency in its highest short term unsecured debt rating available at the time of such investment;

(vi)

units of money market funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee, the Master Servicer or an affiliate thereof having the highest applicable rating from the Rating Agency; and

(vii)

if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the Senior Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”:  Any Transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

“Person”:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Certificates”:  The Class A-R and Class P Certificates.

“Pinnacle”: Pinnacle Financial Corporation, and its successors and assigns, in its capacity as Originator of the Pinnacle Mortgage Loans.

“Pinnacle Mortgage Loans”:  The Mortgage Loans for which Pinnacle is listed as “Originator” on the Mortgage Loan Schedule.

“Pinnacle Purchase Agreement”:  Solely with respect to the Pinnacle Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of August 27, 2003, between GCFP, as purchaser, and Pinnacle, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the Pinnacle Mortgage Loans.

“Plaza”: Plaza Home Mortgage, Inc., and its successors and assigns, in its capacity as Originator of the Plaza Mortgage Loans.

“Plaza Mortgage Loans”:  The Mortgage Loans for which Plaza is listed as “Originator” on the Mortgage Loan Schedule.

“Plaza Purchase Agreement”:  Solely with respect to the Plaza Mortgage Loans, the Master Seller’s Purchase, Warranties and Interim Servicing Agreement, dated as of April 1, 2004, between GCFP, as purchaser, and Plaza, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the Plaza Mortgage Loans.

“Pool Balance”:  As to any Distribution Date, the aggregate of the Stated Principal Balances, as of the Close of Business on the first day of the month preceding the month in which such Distribution Date occurs, of the Mortgage Loans that were Outstanding Mortgage Loans on that day.

“Prepayment Penalty Amount”:  With respect to any Mortgage Loan and each Distribution Date, all premiums or charges, if any, paid by Mortgagors under the related Mortgage Notes as a result of full or partial Principal Prepayments collected by the applicable Servicer during the immediately preceding Prepayment Period, but only to the extent required to be remitted to the Master Servicer on the applicable Servicer Remittance Date under the terms of the related Servicing Agreement.

“Prepayment Period”:  With respect to any Distribution Date the calendar month preceding the month in which such Distribution Date occurs.

“Primary Insurance Policy”:  Mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate.

“Principal Balance”:  As to any Mortgage Loan, other than a Liquidated Mortgage Loan, and any day, the related Cut-Off Date Principal Balance, minus all collections credited against the Principal Balance of such Mortgage Loan after the Cut-Off Date.  For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.  As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property.

“Principal Deficiency Amount”:  For any Distribution Date and for any Undercollateralized Group, the excess, if any, of the aggregate Class Certificate Principal Balance of such Undercollateralized Group immediately prior to such Distribution Date over the sum of the Principal Balances of the Mortgage Loans in the related Loan Group immediately prior to such Distribution Date.

“Principal Distribution Amount”:  With respect to each Loan Group and any Distribution Date, the sum of (a) each scheduled payment of principal collected or advanced on the related Mortgage Loans (before taking into account any Deficient Valuations or Debt Service Reductions) by the related Servicer or the Master Servicer in respect of the related Due Period, (b) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan in that Loan Group, deposited to the Distribution Account during the related Prepayment Period, (c) the principal portion of any related Substitution Adjustments with respect to that Loan Group deposited in the Distribution Account during the related Prepayment Period, (d) the principal portion of all Insurance Proceeds received during the related Prepayment Period with respect to Mortgage Loans in that Loan Group that are not yet Liquidated Mortgage Loans, (e) the principal portion of all Net Liquidation Proceeds received during the related Prepayment Period with respect to Liquidated Mortgage Loans in that Loan Group, (f) all Principal Prepayments in part or in full on Mortgage Loans in that Loan Group applied by the Servicers or the Master Servicer during the related Prepayment Period, (g) all Recoveries related to that Loan Group received during the calendar month preceding the month of that Distribution Date and (h) on the Distribution Date on which the Trust is to be terminated pursuant to Section 10.01 hereof, that portion of the Termination Price in respect of principal for that Loan Group.

 “Principal Prepayment”:  Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Private Certificates”:  The Class B-4, Class B-5, Class B-6 and Class P Certificates.

“Private Placement Memorandum”:  The Private Placement Memorandum dated May 27, 2004 relating to the initial sale of the Class B-4, Class B-5 and Class B-6 Certificates.

“Pro Rata Share”:  As to any Distribution Date and any Class of Subordinate Certificates, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the (a) Subordinate Principal Distribution Amount on such date and (b) a fraction, the numerator of which is the related Class Certificate Principal Balance of that Class and the denominator of which is the aggregate of the Class Certificate Principal Balances of all the Classes of Subordinate Certificates.

“Proprietary Lease”:  With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

“Prospectus”:  The Prospectus Supplement, together with the accompanying prospectus dated April 23, 2004, relating to the Senior Certificates and the Class B-1, Class B-2 and Class B-3 Certificates.

“Prospectus Supplement”:  That certain Prospectus Supplement dated May 25, 2004 relating to the initial sale of the Senior Certificates and the Class B-1, Class B-2 and Class B-3 Certificates.

“Purchase Price”:  With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or Section 10.01 hereof, and as confirmed by an Officers’ Certificate from the Seller to the Trustee, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), plus (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Loan Rate (or if the servicer is repurchasing such Mortgage Loan, the Loan Rate minus the Servicing Fee Rate) from the Due Date as to which interest was last covered by a payment by the Mortgagor through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Loan Rate (or if the servicer is repurchasing such Mortgage Loan, the Loan Rate minus the Servicing Fee Rate) from the Due Date as to which interest was last covered by a payment by the Mortgagor plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds and Liquidation Proceeds that as of the date of purchase had been distributed as or to cover REO Imputed Interest, plus (iii) any unreimbursed Servicing Advances and any unpaid Expense Fees allocable to such Mortgage Loan or REO Property, plus (iv) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03 hereof, expenses reasonably incurred or to be incurred by the Trustee in respect of the breach or defect giving rise to the purchase obligation and plus (v) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending laws.

“Qualified Insurer”:  A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a Fannie Mae-approved mortgage insurer and having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization.  Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

“Qualified Substitute Mortgage Loan”:  A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a maximum loan rate not less than the Maximum Loan Rate of the Deleted Mortgage Loan, (iii)  have a gross margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (iv) have the same Index as the Deleted Mortgage Loan, (v) have its next adjustment date not more than two months after the next Adjustment Date of the Deleted Mortgage Loan, (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vii) be current as of the date of substitution, (viii) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (ix) have been underwritten or re-underwritten in accordance with the same or substantially similar underwriting criteria and guidelines as the Deleted Mortgage Loan, (x) is of the same or better credit quality as the Deleted Mortgage Loan and (xi) conform to each representation and warranty set forth in Section 2.04 hereof applicable to the Deleted Mortgage Loan.  In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the terms described in clause (vi) hereof shall be determined on the basis of weighted average remaining term to maturity and the Loan-to-Value Ratio described in clause (viii) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (x) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

 “Rating Agency”:  S&P and Moody’s.  If any rating agency or its successor shall no longer be in existence, “Rating Agency” shall include such nationally recognized statistical rating agency, or other comparable Person, as shall have been designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer.

“Realized Loss”:  With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Liquidated Mortgage Loan.

“Recognition Agreement”:  With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

“Record Date”:  With respect to each Distribution Date and all Classes of Certificates (other than the Class 3-A, Class A-R, Class X-1 and Class X-2 Certificates), the last Business Day preceding that Distribution Date (or the Closing Date, in the case of the first Distribution Date), unless the Certificates are no longer Book-Entry Certificates, in which case the Record Date for the Certificates shall be the last Business Day of the calendar month preceding the month in which that Distribution Date occurs.  With respect to each Distribution Date and the Class 3-A, Class A-R, Class X-1 and Class X-2 Certificates, the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.

“Recovery”:  With respect to any Distribution Date and Mortgage Loan that became a Liquidated Mortgage Loan in a month preceding the month prior to that Distribution Date and with respect to which the related Realized Loss was allocated to one or more Classes of Certificates, an amount received in respect of such Liquidated Mortgage Loan during the prior calendar month, net of any reimbursable expenses.

“Refinancing Mortgage Loan”:  Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

“Regular Certificate”:  Any Class 1-A, Class 2-A, Class 3-A, Class X-1, Class X-2, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificate.

“Relief Act”:  The Servicemembers Civil Relief Act, or any similar state law.

“Relief Act Reductions”:  With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on that Mortgage Loan during such Due Period is less than (ii) one month’s interest on the Stated Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

“REMIC”:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC Opinion”:  An Independent Opinion of Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause any REMIC created hereunder to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to any REMIC created hereunder or (iii) constitute a taxable contribution to any REMIC created hereunder after the Startup Day.

“REMIC Provisions”:  Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Remittance Report”:  The Master Servicer’s Remittance Report to the Securities Administrator providing information with respect to each Mortgage Loan which is provided no later than the 15th calendar day of each month and which shall contain such information as may be agreed upon by the Master Servicer and the Securities Administrator and which shall be sufficient to enable the Securities Administrator to prepare the related Distribution Date Statement.

“Rents from Real Property”:  With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”:  The account or accounts maintained by a Servicer in respect of an REO Property pursuant to the related Servicing Agreement.

“REO Disposition”:  The sale or other disposition of an REO Property on behalf of the Trust.

“REO Imputed Interest”:  As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Net Loan Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Due Date in such calendar month.

“REO Principal Amortization”:  With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 hereof that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to the applicable provisions of the related Servicing Agreement in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the applicable Servicer pursuant to the applicable provisions of the related Servicing Agreement for unpaid Master Servicing Fees and Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”:  A Mortgaged Property acquired by the applicable Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in accordance with the applicable provisions of the related Servicing Agreement.

“Request for Release”:  A release signed by a Servicing Officer, in the form of Exhibit F attached hereto.

“Required Reserve Fund Deposit”:  For any Distribution Date and the Class X-1 Certificates, an amount equal to the lesser of (i) the Monthly Interest Distributable Amount for the Class X-1 Certificates for such Distribution Date and (ii) the amount required to bring the balance on deposit in the Basis Risk Reserve Fund X-1 Subaccount up to an amount equal to the greater of (a) the related Basis Risk Shortfalls for such Distribution Date with respect to the Class 1-A, Class 2-A, Class B-1, Class B-2 and Class B-3 Certificates and (b) $2,500.

For any Distribution Date and the Class X-2 Certificates, an amount equal to the lesser of (i) the Monthly Interest Distributable Amount for the Class X-2 Certificates for such Distribution Date and (ii) the amount required to bring the balance on deposit in the Basis Risk Reserve Fund X-2 Subaccount up to an amount equal to the greater of (a) the related Basis Risk Shortfalls for such Distribution Date with respect to the Class 3-A Certificates and (b) $2,500.

“Residential Dwelling”:  Any one of the following: (i) a detached one family dwelling, (ii) a detached two  to four family dwelling, (iii) a one family dwelling unit in a condominium project, (iv) a manufactured home, (v) a cooperative unit or (vi) a detached one family dwelling in a planned unit development, none of which is a mobile home.

“Residual Certificate”:  The Class A-R Certificate.

“Responsible Officer”:  When used with respect to the Trustee, any director, the President, any vice president, any assistant vice president, any associate or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Classes”:  As defined in Section 5.01(e).

“Restricted Global Security”:  As defined in Section 6.01.

“Sarbanes-Oxley Certification”:  A written certification covering, among other things, servicing of the Mortgage Loans by all Servicers and signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superceded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer, the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

“S&P”:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Secured Bankers”: Secured Bankers Mortgage Company, and its successors and assigns, in its capacity as Originator of the Secured Bankers Mortgage Loans.

“Secured Bankers Mortgage Loans”:  The Mortgage Loans for which Secured Bankers is listed as “Originator” on the Mortgage Loan Schedule.

“Secured Bankers Purchase Agreement”:  Solely with respect to the Secured Bankers Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of March 1, 2004, between GCFP, as purchaser, and Secured Bankers, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the Secured Bankers Mortgage Loans.

“Securities Administrator”:  Wells Fargo Bank, N.A., or its successor in interest, or any successor securities administrator appointed as herein provided.

“Security Agreement”:  With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

“Seller”:  GCFP, in its capacity as seller under this Agreement.

“Senior Certificate”:  Any one of the Class 1-A, Class 2-A, Class 3-A, Class X-1, Class X-2 or Class A-R Certificates.

“Senior Certificate Group”:  Any of (a) the Class 1-A and Class A-R Certificates with respect to Loan Group 1, (b) the Class 2-A Certificates with respect to Loan Group 2, (c) the Class 3-A and Class X-2 Certificates with respect to Loan Group 3 and (d) the Class X-1 Certificates with respect to Loan Group 1, Loan Group 2 and Loan Group 3.

“Senior Certificateholder”:  Any Holder of a Senior Certificate.

“Senior Credit Support Depletion Date”:  The date on which the Class Certificate Principal Balance of each Class of Subordinate Certificates has been reduced to zero.

“Senior Percentage”:  With respect to each Loan Group and any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Principal Balances of the Classes of Senior Certificates relating to that Loan Group immediately prior to such Distribution Date and the denominator of which is the Loan Group Balance in the related Loan Group for such Distribution Date; provided, however, that on any Distribution Date after a Senior Termination Date has occurred with respect to a Senior Certificate Group, the Senior Percentage for the related Loan Group will be equal to 0% and; provided, further, that on any Distribution Date after a Senior Termination Date has occurred with respect to two Senior Certificate Groups, the Senior Percentage of the Loan Group related to the remaining Senior Certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Certificate Principal Balances of each remaining Class of Senior Certificates immediately prior to such date and the denominator of which is the aggregate of the Certificate Principal Balances of all Classes of Certificates, immediately prior to such date.

“Senior Prepayment Percentage”:  With respect to each Loan Group and any Distribution Date before the Distribution Date in June 2011, 100%.  Except as provided herein, the Senior Prepayment Percentage for each Loan Group for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows:  (i) from June 2011 through May 2012, the related Senior Percentage plus 70% of the related Subordinate Percentage for that Distribution Date; (ii) from June 2012 through May 2013, the related Senior Percentage plus 60% of the related Subordinate Percentage for that Distribution Date; (iii) from June 2013 through May 2014, the related Senior Percentage plus 40% of the related Subordinate Percentage for that Distribution Date; (iv) from June 2014 through May 2015, the related Senior Percentage plus 20% of the related Subordinate Percentage for that Distribution Date; and (v) from and after June 2015, the related Senior Percentage for that Distribution Date; provided, however, that there shall be no reduction in the Senior Prepayment Percentage for any Loan Group unless the Step Down Conditions are satisfied; and provided, further, that if on any Distribution Date occurring on or after the Distribution Date in June 2011, the Senior Percentage for any Loan Group exceeds the initial Senior Percentage for such Loan Group, the Senior Prepayment Percentage for each Loan Group for that Distribution Date will again equal 100%.

Notwithstanding the above, (i) if on any Distribution Date prior to June 2007 the Two Times Test is satisfied, the Senior Prepayment Percentage for each Loan Group will equal the related Senior Percentage for such Distribution Date plus 50% of an amount equal to 100% minus the related Senior Percentage for such Distribution Date and (ii) if on any Distribution Date in or after June 2007 the Two Times Test is satisfied, the Senior Prepayment Percentage for each Loan Group will equal the related Senior Percentage for such Distribution Date.

“Senior Principal Distribution Amount”:  With respect to each Loan Group and any Distribution Date, the sum of:

(1)

the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of “Principal Distribution Amount” for that Distribution Date;

(2)

with respect to each Mortgage Loan in that Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period, the lesser of

(x)

the related Senior Percentage of the Stated Principal Balance of that Mortgage Loan; and

either

(y)

the related Senior Prepayment Percentage of the amount of the Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan

or

(z)

if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such related Prepayment Period, the related Senior Percentage of the amount of Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan; and

(3)

the related Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of “Principal Distribution Amount;”

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to any Mortgage Loan that is not a Liquidated Mortgage Loan, the related Senior Principal Distribution Amount will be reduced on such Distribution Date by the related Senior Percentage of the principal portion of such Bankruptcy Loss; and provided, further, that on any Distribution Date after a Senior Termination Date has occurred with respect to two Senior Certificate Groups, the Senior Principal Distribution Amount for the remaining Senior Certificate Group will be calculated pursuant to the above formula based on all the Mortgage Loans rather than the Mortgage Loans in the related Loan Group only.

“Senior Subordinate Certificate Pass-Through Rate”:  With respect to the Class B-1, Class B-2 and Class B-3 Certificates and any Distribution Date, the rate per annum equal to the lesser of (a) LIBOR plus 0.50%, 1.00% and 1.90% per annum, respectively and (b) the weighted average of the Net WACs for Loan Group 1, Loan Group 2 and Loan Group 3 (weighted on the basis of the respective Subordinate Components); provided, however, that on any Distribution Date, such pass-Through Rates shall not exceed 10.50% per annum; provided, further, that on each Distribution Date after the Call Option Date, the margins will increase to 0.75%, 1.50% and 2.85% per annum, respectively.

“Senior Termination Date”:  For each Senior Certificate Group, the Distribution Date on which the aggregate of the Class Certificate Principal Balances of the related Senior Certificates is reduced to zero.

“Servicer”:  Each of the primary servicers of the Mortgage Loans as set forth and as individually defined in the Mortgage Loan Schedule hereto and any successors thereto.

“Servicer Remittance Date”:  The “Remittance Date” defined in the applicable Servicing Agreement.

“Servicing Account”:  Any account established and maintained by a Servicer with respect to the related Mortgage Loans and any REO Property, pursuant to the terms of the respective Servicing Agreement.

“Servicing Advances”:  With respect to any Servicer or the Master Servicer, all customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and expenses) incurred by such Servicer or the Master Servicer in the performance of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Article III hereof or the related Servicing Agreements.

“Servicing Agreement”:  The servicing agreements relating to the Mortgage Loans as set forth in Exhibit M hereto and any other servicing agreement entered into between a successor servicer, the Master Servicer and the Seller or the Trustee on behalf of the Trust pursuant to the terms hereof.

“Servicing Fee”:  With respect to each Servicer and each Mortgage Loan serviced by such Servicer and for any calendar month, the fee payable to such Servicer determined pursuant to the related Servicing Agreement.

“Servicing Fee Rate”:  With respect to each Mortgage Loan, the per annum servicing fee rate set forth on the Mortgage Loan Schedule.

 “Servicing Officer”:  Any officer of a Master Servicer or Servicer involved in, or responsible for, the administration and servicing (or master servicing) of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

“SIB”: SIB Mortgage Corp., and its successors and assigns, in its capacity as Originator of the SIB Mortgage Loans.

“SIB Mortgage Loans”:  The Mortgage Loans for which SIB is listed as “Originator” on the Mortgage Loan Schedule.

“SIB Purchase Agreement”:  Solely with respect to the SIB Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of April 1, 2003, between GCFP, as purchaser, and SIB, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the SIB Mortgage Loans.

“Sierra Pacific”: Sierra Pacific Mortgage Company, Inc., and its successors and assigns, in its capacity as Originator of the Sierra Pacific Mortgage Loans.

“Sierra Pacific Mortgage Loans”:  The Mortgage Loans for which Sierra Pacific is listed as “Originator” on the Mortgage Loan Schedule.

“Sierra Pacific Purchase Agreement”:  Solely with respect to the Sierra Pacific Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of July 1, 2003, between GCFP, as purchaser, and Sierra Pacific, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the Sierra Pacific Mortgage Loans.

“Six-Month LIBOR”:  The average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks.

“Six-Month LIBOR Indexed”: Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the Six-Month LIBOR index.

“Special Hazard Coverage Termination Date”:  The date on which the Special Hazard Loss Coverage Amount is reduced to zero.

“Special Hazard Loss”:  Any Realized Loss suffered by a Mortgaged Property, as reported by the related Servicer to the Master Servicer, on account of direct physical loss but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property pursuant to the applicable provisions of the related Servicing Agreement to the extent of the amount of such loss covered thereby, or (ii) any loss caused by or resulting from:

(a)

normal wear and tear;

(b)

fraud, conversion or other dishonest act on the part of the Trustee, a Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

(c)

errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

(d)

nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term “Special Hazard Loss;”

(e)

hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

1.

by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

2.

by military, naval or air forces; or

3.

by an agent of any such government, power, authority or forces;

(f)

any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war; or

(g)

insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority or risks of contraband or illegal transportation or trade.

“Special Hazard Loss Coverage Amount”:  With respect to the first Distribution Date, $6,012,158.  With respect to any Distribution Date after the first Distribution Date, the lesser of (a) the greatest of (i) 1% of the aggregate of the Principal Balances of the Mortgage Loans, (ii) twice the Principal Balance of the largest Mortgage Loan] and (iii) the aggregate of the Principal Balances of the Mortgage Loans secured by Mortgaged Properties located in the single five-digit ZIP code area in the State of California having the highest aggregate Principal Balance of any such ZIP code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses allocated to the Certificates since the Closing Date; provided, however, that the Special Hazard Loss Coverage Amount may also be reduced pursuant to a letter from the Rating Agency to the Trustee to the effect that any such reduction will not result in the downgrading of the then current ratings assigned by the Rating Agency to the Classes of Senior Certificates.  All Principal Balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to scheduled payments on the Mortgage Loans then due, whether or not paid.

“Special Hazard Mortgage Loan”:  A Liquidated Mortgage Loan as to which a Special Hazard Loss has occurred.

“Startup Day”:  As defined in Section 9.01(b) hereof.

“Stated Principal Balance”:  With respect to any Mortgage Loan: (a) as of the Distribution Date in June 2004, the Cut-Off Date Principal Balance of such Mortgage Loan,  (b) thereafter as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-Off Date, as shown in the Mortgage Loan Schedule, minus, in the case of each Mortgage Loan, the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-Off Date, whether or not received, (ii) all Principal Prepayments received after the Cut-Off Date, to the extent distributed pursuant to Section 5.01 before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the applicable Servicer as recoveries of principal in accordance with the applicable provisions of the related Servicing Agreement, to the extent distributed pursuant to Section 5.01 before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date preceding such date of determination; and (c) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero.  With respect to any REO Property: (x) as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 5.01 before such date of determination; and (y) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Step Down Conditions”: As of the first Distribution Date as to which any decrease in any Senior Prepayment Percentage applies, (i) the outstanding Principal Balance of all Mortgage Loans 60 days or more Delinquent (including Mortgage Loans in REO and foreclosure) (averaged over the preceding six month period), as a percentage of the aggregate of the Class Certificate Principal Balances of the Classes of Subordinate Certificates on such Distribution Date, does not equal or exceed 50% and (ii) cumulative Realized Losses with respect to all of the Mortgage Loans do not exceed:

·

for the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date,

·

for the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date,

·

for the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date,

·

for the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date, and

·

for the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date.

“Sub-Component Notional Amount”:  Each of the 1-B-1 Sub-Component Notional Amount, 1-B-2 Sub-Component Notional Amount, 1-B-3 Sub-Component Notional Amount, 2-B-1 Sub-Component Notional Amount, 2-B-2 Sub-Component Notional Amount, 2-B-3 Sub-Component Notional Amount, 3-B-1 Sub-Component Notional Amount, 3-B-2 Sub-Component Notional Amount and 3-B-3 Sub-Component Notional Amount, as applicable.

“Sub-Component Pass-Through Rate”:  For any Distribution Date and each Sub-Component, the excess, if any, of (a) the weighted average of the net loan rates of the Mortgage Loans in the related Loan Group over (b) the Pass-Through Rate for that Distribution Date (and in the case of the first Distribution Date, multiplied by 22/30) for (i) the Class B-1 Certificates, in the case of the 1-B-1, 2-B-1 and 3-B-1 Sub-Components, (ii) the Class B-2 Certificates, in the case of the 1-B-2, 2-B-2 and 3-B-2 Sub-Components and (iii) the Class B-3 Certificates, in the case of the 1-B-3, 2-B-3 and 3-B-3 Sub-Components.

“Subordinate Certificate”:  Any one of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificates.

“Subordinate Certificate Pass-Through Rate”:  The Senior Subordinate Certificate Pass-Through Rate and the Junior Subordinate Certificate Pass-Through Rate, as applicable.

“Subordinate Class Expense Share”:  For each Class of Subordinate Certificates and each Accrual Period, the Subordinate Class Expense Share shall be allocated in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) and will be an amount equal to (i) the sum of, without duplication, (a) the amounts paid to the Trustee from the Trust Fund during such Accrual Period pursuant to Section 8.05 hereof to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Loan Rate of any Mortgage Loan and (b) amounts described in clause (y) of the definition of Available Funds herein to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Mortgage Rate of any Mortgage Loan minus (ii) amounts taken into account under clause (i) of this definition in determining the Subordinate Class Expense Share of any Class of Subordinate Certificates having a higher numeric designation.  In no event, however, shall the Subordinate Class Expense Share for any Class of Subordinate Certificates and any Accrual Period exceed the product of (i) (a) Net WAC divided by (b) 12 and (ii) the Class Certificate Principal Amount of such Class of Subordinate Certificates as of the beginning of the related Accrual Period.

 “Subordinate Component”:  With respect to each Loan Group and any Distribution Date, the excess of the related Loan Group Balance for such Distribution Date over the aggregate Class Certificate Principal Balance of the related Senior Certificate Group immediately preceding such Distribution Date.  The designation “1,” “2” or “3” appearing after the corresponding Loan Group designation is used to indicate a Subordinate Component allocable to Loan Group 1, Loan Group 2 and Loan Group 3, respectively.

“Subordinate Percentage”:  With respect to each Loan Group and any Distribution Date, the difference between 100% and the related Senior Percentage for such Loan Group and Distribution Date; provided, however, that on any Distribution Date occurring after a Senior Termination Date has occurred with respect to two Senior Certificate Groups, the Subordinate Percentage will represent the entire interest of the Subordinate Certificates in the Mortgage Loans and will equal the difference between 100% and the related Senior Percentage for such Distribution Date.

“Subordinate Prepayment Percentage”:  With respect to each Loan Group and any Distribution Date, the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.

“Subordinate Principal Distribution Amount”:  With respect to each Loan Group and any Distribution Date, an amount equal to the sum of for all Loan Groups:

(1)

 the related Subordinate Percentage of all amounts described in clauses (a) through (d) of the definition of “Principal Distribution Amount” for that Loan Group and Distribution Date;

(2)

with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period, the amount of the Net Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (2) of the definition of “Senior Principal Distribution Amount” for that Loan Group and Distribution Date, up to the related Subordinate Percentage of the Stated Principal Balance of such Mortgage Loan; and

(3)

the related Subordinated Prepayment Percentage of all amounts described in clause (f) of the definition of “Principal Distribution Amount” for such Loan Group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to any Mortgage Loan that is not a Liquidated Mortgage Loan, such Subordinate Principal Distribution Amount will be reduced on such Distribution Date by the related Subordinate Percentage of the principal portion of such Bankruptcy Loss and provided, further, that on any Distribution Date occurring after a Senior Termination Date has occurred with respect to two Senior Certificate Groups, the Subordinate Principal Distribution Amount will not be calculated by Loan Group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for such Distribution Date with respect to all the Mortgage Loans rather than the Mortgage Loans in the related Loan Group only.

“Substitution Adjustment”:  As defined in Section 2.03(d) hereof.

“Tax Returns”:  The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of every REMIC created hereunder under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Termination Price”:  As defined in Section 10.01(a) hereof.

“Transfer”:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

“Transfer Affidavit”:  As defined in Section 6.02(e)(ii) hereof.

“Transferee”:  Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Trust”:  HarborView Mortgage Loan Trust 2004-4, the trust created hereunder.

“Trust Fund”:  The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, such Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, including Prepayment Penalty Amounts, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby); (v) the Distribution Account (subject to the last sentence of this definition), any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto; (vi) the Basis Risk Reserve Fund and (viii) all right, title and interest of the Seller in and to each of the Servicing Agreements.  Notwithstanding the foregoing, however, the Trust Fund specifically excludes (1) all payments and other collections of interest and principal due on the Mortgage Loans on or before the Cut-Off Date and principal received before the Cut-Off Date (except any principal collected as part of a payment due after the Cut-Off Date) and (2) all income and gain realized from Permitted Investments of funds on deposit in the Distribution Account.

“Trustee”:  Deutsche Bank National Trust Company, a national banking association, its successors and assigns, or any successor trustee appointed as provided herein.

“Two Times Test”:  As to any Distribution Date, (i) the Aggregate Subordinate Percentage is at least two times the Aggregate Subordinate Percentage as of the Closing Date; (ii) the aggregate of the Principal Balances of all Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in REO and foreclosure) (averaged over the preceding six-month period), as a percentage of the aggregate of the Class Certificate Principal Balances of the Subordinate Certificates, does not equal or exceed 50%; and (iii) on or after the Distribution Date in June 2007, cumulative Realized Losses do not exceed 30% of the Original Subordinated Principal Balance or prior to the Distribution Date in June 2007, cumulative Realized Losses do not exceed 20% of the Original Subordinated Principal Balance.

“Undercollateralized Group”:  With respect to any Distribution Date and Loan Group, as to which the aggregate Class Certificate Principal Balance of the related classes of Senior Certificates, after giving effect to distributions pursuant to Section 5.01(a) on such date, is greater than the Loan Group Balance of the related Loan Group for such Distribution Date.

“Underwriter’s Exemption”: Prohibited Transaction Exemption 90-59 (Exemption Application No. D-8374), as amended by Prohibited Transaction Exemption 97-34 (Exemption Application Nos. D-10245 and D-10246), as amended by Prohibited Transaction Exemption 2000-58 (Exemption Application No. D-10829) and as amended by Prohibited Transaction Exemption 2002-41 (Exemption Application No. D-11077) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

“Uninsured Cause”:  Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained on such Mortgaged Property.

“United States Person” or “U.S. Person”:  A “United States person” within the meaning set forth in Section 7701(a)(30) of the Code or successor provisions.

“Unpaid Basis Risk Shortfall”:  With respect to any Distribution Date and the LIBOR Certificates, the aggregate of all Basis Risk Shortfalls with respect to such Class of Certificates remaining unpaid from previous Distribution Dates, plus interest accrued thereon at the applicable Pass-Through Rate determined without regard to clause (c) of the definition therefor to the extent not paid on prior Distribution Dates.

“Unpaid Interest Shortfall Amount”:  With respect to each Class of Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (1)(a) the Monthly Interest Distributable Amount for that Class for the immediately preceding Distribution Date exceeds (b) the aggregate amount distributed on that Class in respect of such Monthly Interest Distributable Amount on the preceding Distribution Date plus (2) any such shortfalls remaining unpaid from prior Distribution Dates.

“Upper Tier REMIC”:  As described in the Preliminary Statement.

 “Value”:  With respect to any Mortgage Loan and the related Mortgaged Property, the lesser of:

(i)

the value of such Mortgaged Property as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac; and

(ii)

the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan;

provided, however, that in the case of a Refinancing Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinancing Mortgage Loan at the time of origination by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac.

“Voting Rights”:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate.  96% of the voting rights shall be allocated among the Classes of Regular Certificates (other than the Class X-1, Class X-2, Class A-R and Class P Certificates), pro rata, based on a fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate of the Class Certificate Principal Balances then outstanding, 1% of the voting rights shall be allocated to the Class X-1 Certificates, 1% of the voting rights shall be allocated to the Class X-2 Certificates, 1% of the voting rights shall be allocated to the Class A-R Certificate and 1% of the voting rights shall be allocated to the Class P Certificate; provided, however, that when none of the Regular Certificates is outstanding, 100% of the voting rights shall be allocated to the Holder of the Class A-R Certificate.  The voting rights allocated to a Class of Certificates shall be allocated among all Holders of such Class, pro rata, based on a fraction the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as applicable, of each Certificate of such Class and the denominator of which is the Class Certificate Principal Balance or Class Certificate Notional Amount, as applicable, of such Class; provided, however, that any Certificate registered in the name of the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates shall not be included in the calculation of Voting Rights.

“Writedown Amount”:  The reduction described in Section 5.03(c).

SECTION 1.02.  Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;

ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.  Conveyance of Mortgage Loans.

 The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-Off Date Principal Balance, all interest due thereon after the Cut-Off Date and all collections in respect of interest and principal due after the Cut-Off Date; (ii) all the Depositor’s right, title and interest in and to the Distribution Account and all amounts from time to time credited to and the proceeds of the Distribution Account; (iii) any real property that secured each such Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure; (iv) the Depositor’s interest in any insurance policies in respect of the Mortgage Loans; (v) all proceeds of any of the foregoing; and (vi) all other assets included or to be included in the Trust Fund.  Such assignment includes all interest and principal due to the Depositor or the Master Servicer after the Cut-Off Date with respect to the Mortgage Loans.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Purchase Agreement, including all rights of the Seller under the Servicing Agreements to the extent assigned in the Mortgage Loan Purchase Agreement.  The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Purchase Agreement and all rights of the Seller under each Servicing Agreement as if, for such purpose, it were the Depositor or the Seller, as applicable, including the Seller’s right to enforce remedies for breaches of representations and warranties and delivery of Mortgage Loan documents.  The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

In connection with such transfer and assignment, the Seller, on behalf of the Depositor, does hereby deliver on the Closing Date, unless otherwise specified in this Section 2.01, to, and deposit with the Trustee, or the Custodian as its designated agent, the following documents or instruments with respect to each Mortgage Loan (a “Mortgage File”) so transferred and assigned:

(i)

the original Mortgage Note, endorsed either on its face or by allonge attached thereto in blank or in the following form: “Pay to the order of Deutsche Bank National Trust Company, as Trustee for HarborView Mortgage Loan Trust 2004-4, Mortgage Loan Pass-Through Certificates, Series 2004-4, without recourse”, or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans the aggregate Cut-Off Date Principal Balance of which is less than or equal to 2% of the Cut-Off Date Aggregate Principal Balance;

(ii)

[Reserved];

(iii)

except as provided below, for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, or if such Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment to MERS, in each case with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, together with an Officer’s Certificate of the Seller certifying that the copy of such Mortgage delivered to the Trustee (or its Custodian) is a true copy and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel (delivered at the Seller’s expense) acceptable to the Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loan;

(iv)

the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an officer’s certificate of the Seller, title company, escrow agent or closing attorney certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or its Custodian) on behalf of the Trust is a true copy and that the original of such agreement has been forwarded to the public recording office;

(v)

in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording.  The Mortgage shall be assigned to “Deutsche Bank National Trust Company, as Trustee for HarborView Mortgage Loan Trust 2004-4, Mortgage Loan Pass-Through Certificates, Series 2004-4, without recourse;”

(vi)

in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original copy of any intervening Assignment of Mortgage showing a complete chain of assignments, or, in the case of an intervening Assignment of Mortgage that has been lost, a written Opinion of Counsel (delivered at the Seller’s expense) acceptable to the Trustee that such original intervening Assignment of Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loans;

(vii)

the original Primary Insurance Policy, if any, or certificate, if any;

(viii)

the original or a certified copy of lender’s title insurance policy; and

(ix)

with respect to any Cooperative Loan, the Cooperative Loan Documents.

In connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will take (or shall cause the applicable Servicer to take), at the expense of the Seller (with the cooperation of the Depositor, the Trustee and the Master Servicer), such actions as are necessary to cause the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans that are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the series of the Certificates issued in connection with the transfer of such Mortgage Loans to the HarborView Mortgage Loan Trust 2004-4.

With respect to each Cooperative Loan the Seller, on behalf of the Depositor does hereby deliver to the Trustee the related Cooperative Loan Documents and the Seller will take (or cause the applicable Servicer to take), at the expense of the Seller (with the cooperation of the Depositor, the Trustee and the Master Servicer), such actions as are necessary under applicable law (including but not limited to the relevant UCC) in order to perfect the interest of the Trustee in the related Mortgaged Property.

Assignments of each Mortgage with respect to each Mortgage Loan that is not a MERS Mortgage Loan (other than a Cooperative Loan) shall be recorded; provided, however, that such assignments need not be recorded if, in the Opinion of Counsel (which must be from Independent Counsel and not at the expense of the Trust or the Trustee) acceptable to the Trustee, the Rating Agencies and the Master Servicer, recording in such states is not required to protect the Trustee’s interest in the related Mortgage Loans; provided, further, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Seller (or the Seller will cause the applicable Servicer to submit each such assignment for recording), at the cost and expense of the Seller, in the manner described above, at no expense to the Trust or Trustee, upon the earliest to occur of (1) reasonable direction by the Majority Certificateholders, (2) the occurrence of a bankruptcy or insolvency relating to the Seller or the Depositor, or (3) with respect to any one Assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.  Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), the Seller shall properly record (or the Seller will cause the applicable Servicer to properly record), at the expense of the Seller (with the cooperation of the Depositor, the Trustee and the Master Servicer), in each public recording office where the related Mortgages are recorded, each assignment referred to in Section 2.01(v) above with respect to a Mortgage Loan that is not a MERS Mortgage Loan.

The Trustee agrees to execute and deliver to the Depositor on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note delivered to it (with any exceptions noted), substantially in the form attached as Exhibit G-1 hereto.

If the original lender’s title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(x) above, the Seller shall deliver or cause to be delivered to the Trustee the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee, promptly upon receipt thereof, but in any case within 175 days of the Closing Date.  The Seller shall deliver or cause to be delivered to the Trustee, promptly upon receipt thereof, any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan sold to the Depositor by the Seller, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, herewith delivers to the Trustee, or to the Custodian on behalf of the Trustee, an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Distribution Account have been so deposited.  All original documents that are not delivered to the Trustee on behalf of the Trust shall be held by the Master Servicer or the applicable Servicer in trust for the Trustee, for the benefit of the Trust and the Certificateholders.

The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

SECTION 2.02.  Acceptance by Trustee.

The Trustee hereby accepts its appointment as Custodian hereunder and acknowledges the receipt, subject to (i) the review made in accordance with the Custodial Agreement, (ii) the provisions of Section 2.01 and (iii) subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, of the documents referred to in Section 2.01 above and all other assets included in the definition of “Trust Fund” and declares that, in its capacity as Custodian, it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of “Trust Fund” in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee further agrees, for the benefit of the Certificateholders, to review each Mortgage File delivered to it and to certify and deliver to the Depositor, the Seller and the Rating Agencies an interim certification in substantially the form attached hereto as Exhibit G-2, within 90 days after the Closing Date (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within five Business Days after the assignment thereof) that, as to each Mortgage Loan delivered to it (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii) and (iii) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File.  It is herein acknowledged that, in conducting such review, the Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

No later than 180 days after the Closing Date, the Trustee shall deliver to the Depositor and the Seller a final certification in the form annexed hereto as Exhibit G-3 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

Upon the discovery by the Seller or the Depositor (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor’s estate or property of the Depositor in the event of any insolvency by the Depositor.  In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

SECTION 2.03.  Repurchase or Substitution of Mortgage Loans by the Originators and the Seller.

(a)

Upon its discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the related Originator of any representation, warranty or covenant under the related Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify such Originator of such defect, missing document or breach and request that such Originator deliver such missing document or cure such defect or breach within 90 days from the date that the Seller was notified of such missing document, defect or breach, and if such Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce such Originator’s obligation under the related Purchase Agreement and cause such Originator to repurchase that Mortgage Loan from the Trust Fund at the Repurchase Price (as defined in the related Purchase Agreement) on or prior to the Determination Date following the expiration of such 90 day period.  It is understood and agreed that the obligation of the related Originator to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against such Originator respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

(b)

Upon discovery or receipt of written notice of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or in Section 2.04 or Section 2.08 hereof in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders, the Trustee (or the Custodian as its designated agent) shall promptly notify the Seller of such breach and request that the Seller cure such breach within 90 days from the date that the Seller was notified of such breach, and if the Seller does not cure such breach in all material respects during such period, the Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement and cause the Seller to repurchase that Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period (subject to Section 2.03(e) below); provided, however, that, in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Seller shall have commenced to cure such breach within such 90 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement; and, provided further, that, in the case of the breach of any representation, warranty or covenant made by the Seller in Section 2.04 hereof, the Seller shall be obligated to cure such breach or purchase the affected Mortgage Loans for the Purchase Price or, if the Mortgage Loan or the related Mortgaged Property acquired with respect thereto has been sold, then the Seller shall pay, in lieu of the Purchase Price, any excess of the Purchase Price over the Net Liquidation Proceeds received upon such sale.

(c)

The Purchase Price or Repurchase Price (as defined in the related Purchase Agreement) for a Mortgage Loan purchased or repurchased under this Section 2.03 or such other amount due shall be deposited in the Distribution Account on or prior to the next Determination Date after the Seller’s or the related Originator’s obligation to repurchase such Mortgage Loan arises.  The Trustee, upon receipt of written certification from the Master Servicer of the related deposit in the Distribution Account, shall release to the Seller or the related Originator, as applicable, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller or the related Originator, as applicable, shall furnish to it and as shall be necessary to vest in the Seller or the related Originator, as applicable, any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose).  In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d) below.  It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

The Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement including, without limitation, any obligation of the Seller to purchase a Mortgage Loan on account of a breach of a representation, warranty or covenant as described in this Section 2.03(b).

(d)

If pursuant to the provisions of Section 2.03(b), the Seller repurchases or otherwise removes from the Trust Fund a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall take (or shall cause the applicable Servicer to take), at the expense of the Seller (with the cooperation of the Depositor, the Trustee and the Master Servicer), such actions as are necessary either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Seller or its designee as the beneficial holder of such Mortgage Loan.

(e)

[Reserved].

(f)

Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) above must be effected prior to the last Business Day that is within two years after the Closing Date.  As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Custodian, on behalf of the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01 hereof, together with an Officers’ Certificate stating that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution; provided, however, that, in the case of any Qualified Substitute Mortgage Loan that is a MERS Mortgage Loan, the Seller shall provide such documents and take such other action with respect to such Qualified Substitute Mortgage Loans as are required pursuant to Section 2.01 hereof.  The Custodian, on behalf of the Trustee, shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within five Business Days thereafter, shall review such documents as specified in Section 2.02 hereof and deliver to the related Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit G-2 or as otherwise provided in the Custodial Agreement, with any exceptions noted thereon.  Within 180 days of the date of substitution, the Custodian, on behalf of the Trustee, shall deliver to the Seller and the Master Servicer a certification substantially in the form of Exhibit G-3 hereto or as otherwise provided in the Custodial Agreement with respect to such Qualified Substitute Mortgage Loan or Loans, with any exceptions noted thereon.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller.  For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan.  The Seller shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the  Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee.  Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Seller all representations and warranties thereof included in the Mortgage Loan Purchase Agreement and all representations and warranties thereof set forth in Section 2.04 hereof, in each case as of the date of substitution.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller shall determine, and provide written certification to the Trustee and the Seller as to the amount (each, a “Substitution Adjustment”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month’s interest on such principal balance at the applicable Net Loan Rate.  On or prior to the next Determination Date after the Seller’s obligation to repurchase the related Deleted Mortgage Loan arises, the Seller will deliver or cause to be delivered to the Master Servicer for deposit in the Distribution Account an amount equal to the related Substitution Adjustment, if any, and the Custodian, on behalf of the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Seller shall obtain at its own expense and deliver to the Trustee and the Securities Administrator an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) will not cause an Adverse REMIC Event.  If such Opinion of Counsel cannot be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

(g)

Upon discovery by the Seller, the Depositor or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties.  In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(e), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan.  Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(b) above, if made by the Seller.  The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

SECTION 2.04.  Representations and Warranties of the Seller with Respect to the Mortgage Loans.

The Seller hereby makes the following representations and warranties to the Trustee on behalf of the Certificateholders as of the Closing Date with respect to the Mortgage Loans:

(i)

Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

(ii)

None of the Mortgage Loans are “high-cost” loans as defined by the applicable federal or state predatory and abusive lending laws; and

(iii)

With respect to each representation and warranty with respect to any Mortgage Loan made by the related Originator in the related Purchase Agreement that is made as of the related Closing Date (as defined in the related Purchase Agreement), to the Seller’s knowledge, no event has occurred since the related Closing Date (as defined in the related Purchase Agreement) that would render such representations and warranties to be untrue in any material respect.

With respect to the representations and warranties incorporated in this Section 2.04 that are made to the best of the Seller’s knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Certificateholders then, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

It is understood and agreed that the representations and warranties incorporated in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment.  Upon discovery by any of the Depositor, the Seller or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties, and in no event later than two Business Days from the date of such discovery.  It is understood and agreed that the obligations of the Seller set forth in Section 2.03(b) hereof to cure, substitute for or repurchase a related Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Certificateholders or to the Trustee on their behalf respecting a breach of the representations and warranties incorporated in this Section 2.04.

SECTION 2.05.  [Reserved].

SECTION 2.06.  Representations and Warranties of the Depositor.

The Depositor represents and warrants to the Master Servicer, the Securities Administrator and the Trustee on behalf of the Certificateholders and to as follows:

(i)

this agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general an except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii)

immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii)

as of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

(iv)

the Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

(v)

the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi)

the Depositor is not in violation of its certificate of incorporation or by laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

(vii)

the execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated hereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by laws of the Depositor or, to the best of the Depositor’s knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

(viii)

to the best of the Depositor’s knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or “blue sky” laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

(ix)

there are no actions, proceedings or investigations pending before or, to the Depositor’s knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

SECTION 2.07.  Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02 hereof, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged.  Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations.  The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

SECTION 2.08.  Representations and Warranties of the Seller.

The Seller hereby represents and warrants to the Trustee on behalf of the Certificateholders that, as of the Closing Date or as of such date specifically provided herein:

(i)

The Seller is duly organized, validly existing and in good standing and has the power and authority to own its assets and to transact the business in which it is currently engaged.  The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement, or (c) the value or marketability of the Mortgage Loans.

(ii)

The Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement which is part of its official records.  When executed and delivered, this Agreement will constitute the Seller’s legal, valid and binding obligations enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors’ rights generally and the rights of creditors of federally insured financial institutions and by the availability of equitable remedies, (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

(iii)

The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is currently conducted.  It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

(iv)

The execution, delivery and performance of this Agreement by the Seller will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any of its properties or any provision of its articles of incorporation, charter or by laws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound.

(v)

No certificate of an officer, written statement or written report delivered pursuant to the terms hereof of the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

(vi)

The transactions contemplated by this Agreement are in the ordinary course of the Seller’s business.

(vii)

The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans to the Depositor, nor is the Seller aware of any pending insolvency of the Seller.

(viii)

The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller’s financial condition (financial or otherwise) or operations, or materially and adversely affect the performance of any of its duties hereunder.

(ix)

There are no actions or proceedings against the Seller, or pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal; nor, to the Seller’s knowledge, are there any investigations (i) that, if determined adversely, would prohibit the Seller from entering into this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect the Seller’s ability to perform any of its respective obligations under, or the validity or enforceability of, this Agreement.

(x)

The Seller did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors.

(xi)

The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

(xii)

The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller to the Depositor are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

SECTION 2.09.  Covenants of the Seller.

The Seller hereby covenants that, except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Depositor, and the Master Servicer of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trustee, as assignee of the Depositor, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 2.09 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

ARTICLE III

ADMINISTRATION AND MASTER SERVICING OF THE MORTGAGE LOANS

SECTION 3.01.  Master Servicer to Service and Administer the Mortgage Loans.

The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration.  In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices.  Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement.  The Master Servicer shall independently and separately monitor each Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers’ and Master Servicer’s records, and based on such reconciled and corrected information, prepare the Remittance Report and any other information and statements required of the Master Servicer hereunder.

The Trustee shall furnish the Servicers and the Master Servicer with any limited powers of attorney and other documents in form acceptable to the Trustee, necessary or appropriate to enable the Servicers and the Master Servicer to service and administer the related Mortgage Loans and REO Property, which limited powers of attorney shall provide that the Trustee will not be liable for the actions or omissions of the Servicers or Master Servicer in exercising such powers.

The Trustee shall provide access to the records and documentation in possession of the Trustee (including in its capacity as Custodian hereunder) regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor.  The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s actual costs.

The Trustee shall execute and deliver to the related Servicer and the Master Servicer any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Mortgage or otherwise available at law or equity.

SECTION 3.02.  REMIC-Related Covenants.

For as long as any REMIC created hereunder shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Depositor, the related Servicer or the Master Servicer to assure such continuing treatment.  In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

SECTION 3.03.  Monitoring of Servicers.

(a)

The Master Servicer shall be responsible for reporting to the Trustee (on behalf of the Trust) and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement.  In the review of each Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer with regard to such Servicer’s compliance with the terms of its Servicing Agreement.  In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b)

The Master Servicer, for the benefit of the Trust and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Mortgage Loans or enter into a new Servicing Agreement with a successor Servicer selected by the Master Servicer which the Master Servicer shall cause the Trustee to acknowledge; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action from the Trust Fund.

(c)

To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

(d)

The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

(e)

If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the predecessor Servicer, if any, that it replaces or for any errors, acts or omissions of such predecessor Servicer occurring prior to the termination of such Servicer; provided, however, the Master Servicer shall not be relieved of its liability, if any, as Master Servicer under this Section 3.03(e).

SECTION 3.04.  Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder.  The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

SECTION 3.05.  Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders, the Trust and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate, either in its own name on behalf of the Trust, or in the name of the Trust, foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.03, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause an Adverse REMIC Event unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause the REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of a tax upon such REMIC created hereunder.  The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any limited powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer).  In instituting foreclosures or similar proceedings, the Master Servicer shall institute such proceedings either in its own name on behalf of the Trust, or in the name of the Trust (or cause the related Servicer, pursuant to the related Servicing Agreement, to institute such proceedings either in the name of such Servicer on behalf of the Trust, or in the name of the Trust), unless otherwise required by law or otherwise appropriate.  If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trust or the Trustee on behalf of the Trust or that the Trust or the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee, on behalf of the Trust, in the appointment of a co-trustee pursuant to Section 8.10 hereof.  In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

SECTION 3.06.  Due-on-Sale Clauses; Assumption Agreements.

To the extent provided in the applicable Servicing Agreement and to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement.  If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

SECTION 3.07.  Release of Mortgage Files.

(a)

Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will, if required under the applicable Servicing Agreement, promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit F hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the related Servicing Account maintained by the applicable Servicer pursuant to Section 4.01 or by the applicable Servicer pursuant to its Servicing Agreement have been or will be so deposited) and shall request that the Trustee (or the Custodian, on behalf of the Trustee) deliver to the applicable Servicer the related Mortgage File.  Upon receipt of such certification and request, the Trustee (or the Custodian, on behalf of the Trustee), shall promptly release the related Mortgage File to the applicable Servicer and the Trustee (and the Custodian, if applicable) shall have no further responsibility with regard to such Mortgage File.  Upon any such payment in full, each Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the related Servicing Account.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings.  The Trustee (or the Custodian, on behalf of the Trustee), shall, upon the request of a Servicer or the Master Servicer, and upon delivery to the Trustee (or the Custodian, on behalf of the Trustee) of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit F (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer, as applicable.  Such trust receipt shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Trustee (or the Custodian on behalf of the Trustee) when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Trustee (or the Custodian, on behalf of the Trustee), to the Servicer or the Master Servicer.

SECTION 3.08.  Documents, Records and Funds in Possession of Master Servicer to be Held for Trust.

(a)

The Master Servicer shall transmit and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee (or Custodian) such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof or, in the case of the Servicers, by the applicable Servicing Agreement, to be delivered to the Trustee (or Custodian).  Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trust and the Certificateholders, subject to the Master Servicer’s right to retain or withdraw from the Distribution Account the Master Servicing Fee, any additional compensation pursuant to Section 3.14 and any other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and any other amounts as provided in the applicable Servicing Agreement.  The Master Servicer shall, and (to the extent provided in the applicable Servicing Agreement) shall cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it.  In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)

All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans shall be held by the Master Servicer for and on behalf of the Trust and the Certificateholders and shall be and remain the sole and exclusive property of the Trust; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

SECTION 3.09.  Standard Hazard Insurance and Flood Insurance Policies

(a)

For each Mortgage Loan (other than a Cooperative Loan), the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements.  It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)

Pursuant to Sections 4.01 and 4.02, any amounts collected by any Servicer or the Master Servicer under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Distribution Account, subject to withdrawal pursuant to Sections 4.02 and 4.03.  Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Sections 4.02 and 4.03.

SECTION 3.10.  Presentment of Claims and Collection of Proceeds.

The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to prepare and present on behalf of the Trustee, the Trust and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies.  Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

SECTION 3.11.  Maintenance of the Primary Insurance Policies.

(a)

The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder.  The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan (including any lender-paid Primary Insurance Policy) in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b)

The Master Servicer agrees to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee, the Trust and the Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans.  Pursuant to Section 4.01, any amounts collected by the Servicer under any Primary Insurance Policies shall be remitted to the Master Servicer for deposit in the Distribution Account, subject to withdrawal pursuant to Section 4.03.

SECTION 3.12.  Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee (or the Custodian, as directed by the Trustee), shall retain possession and custody of the originals (to the extent available) of any Primary Insurance Policies or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement.  Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or the Custodian, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement.  The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or the Custodian, as directed by the Trustee), upon the execution or receipt thereof the originals of any Primary Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

SECTION 3.13.  Realization Upon Defaulted Mortgage Loans.

The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

SECTION 3.14.  Additional Compensation to the Master Servicer.

Pursuant to Article IV, all income and gain realized from any investment of funds in the Distribution Account shall be for the benefit of the Master Servicer as additional compensation.  Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any Prepayment Penalty Amounts) shall be retained by the applicable Servicer, or the Master Servicer, and shall not be deposited in the related Servicing Account or the Distribution Account.  The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.  The amount of the aggregate compensation payable as set forth in this Section 3.14 plus the Master Servicing Fee due to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with Section 5.06.

SECTION 3.15.  REO Property.

(a)

In the event the Trust (or the Trustee, on behalf of the Trust), acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, or if required under applicable law, to the Trustee, or to its nominee, on behalf of the Trust.  The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell any REO Property as expeditiously as possible (and in no event later than three years after acquisition) and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve such REO Property in the manner and to the extent required by the applicable Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b)

The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the related Servicing Account.

(c)

The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)

To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the related Servicing Account on or prior to the applicable Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Distribution Account on the next succeeding Servicer Remittance Date.

SECTION 3.16.  Annual Officer’s Certificate as to Compliance.

(a)

The Master Servicer shall deliver to the Trustee and the Rating Agency on or before March 1 of each year, commencing on March 1, 2005, an Officer’s Certificate, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer’s knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

(b)

Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer or, by the Trustee at the Master Servicer’s expense, if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

SECTION 3.17.  Annual Independent Accountant’s Servicing Report.

If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Rating Agency and the Depositor on or before March 1 of each year, commencing on March 1, 2005 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer’s performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer’s activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report.  Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies.  If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

SECTION 3.18.  Reports Filed with Securities and Exchange Commission.

Within 15 days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Form 8-K with a copy of the statement to the Trustee who shall furnish a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto.  Prior to January 30, 2005, the Securities Administrator shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust, if applicable.  Prior to (i) March 30, 2005, or such earlier date as such filing may be required under the rules of the Commission, and (ii) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 30 of each year thereafter, or such earlier date as such filing may be required under the rules of the Commission, the Master Servicer shall provide the Securities Administrator with a Sarbanes-Oxley Certification, together with a copy of the annual independent accountant’s servicing report and annual statement of compliance of each Servicer, in each case, required to be delivered pursuant to its Servicing Agreement, and, if applicable, the annual independent accountant’s servicing report and annual statement of compliance to be delivered by the Master Servicer pursuant to Sections 3.16 and 3.17.  Prior to (i) March 30, 2005 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, March 30 of each year thereafter, the Securities Administrator shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust.  Such Form 10-K shall include the Sarbanes-Oxley Certification and other documentation provided by the Master Servicer pursuant to the second preceding sentence.  The Depositor hereby grants to the Securities Administrator a limited power of attorney to execute and file each such 8-K and 10-K on behalf of the Depositor; provided, that notwithstanding anything to the contrary provided herein, the Master Servicer shall be responsible for signing on its own behalf, and shall sign on its own behalf, the Sarbanes-Oxley Certification.  Such power of attorney shall continue until the earlier of either (i) receipt by the Securities Administrator from the Depositor of written termination of such power of attorney or (ii) the termination of the Trust.  The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission.  The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 3.18; provided, however, the Securities Administrator will cooperate with the Depositor in connection with any additional filings with respect to the Trust as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Copies of all reports filed by the Securities Administrator under the Exchange Act shall be sent to the Depositor.  Fees and expenses incurred by the Securities Administrator in connection with this Section 3.18 shall not be reimbursable from the Trust.

SECTION 3.19.  [Reserved].

SECTION 3.20.  UCC.

The Trustee agrees to file continuation statements for any Uniform Commercial Code financing statements which the Depositor has informed the Trustee in writing were filed on the Closing Date in connection with the Trust, provided that the Trustee receives the related filing information on a timely basis.  The Depositor shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

SECTION 3.21.  [Reserved.].

SECTION 3.22.  [Reserved.].

SECTION 3.23.  Closing Opinion of Counsel.

On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Seller, the Trustee, and Greenwich Capital Markets, Inc. an Opinion of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor, Greenwich Capital Markets, Inc., and the Seller as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

SECTION 3.24.  Liabilities of the Master Servicer.

The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

SECTION 3.25.  Merger or Consolidation of the Master Servicer.

(a)

The Master Servicer will keep in full force and effect its existence, rights and franchises as a national banking association under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

(b)

Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 3.26.  Indemnification of the Trustee, the Master Servicer and the Securities Administrator.

(a)

The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to this Agreement or the Certificates (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), an Indemnified Person shall have given the Master Servicer and the Depositor written notice thereof promptly after such Indemnified Person shall have with respect to such claim or legal action knowledge thereof.  The Indemnified Person’s failure to give such notice shall not affect the Indemnified Person’s right to indemnification hereunder.  This indemnity shall survive the resignation or removal of the Trustee, the Master Servicer or the Securities Administrator and the termination of this Agreement.

(b)

The Trust will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise referred to in Subsection (a) above or Subsection (c) below.

(c)

The Securities Administrator agrees to indemnify the Indemnified Persons (other than the Securities Administrator) for, and to hold them harmless against, any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part (i) in connection with, arising out of, or relating to the Securities Administrator’s failure to file a Form 10-K in accordance with Section 3.18, (ii) by reason of the Securities Administrator’s willful misfeasance, bad faith or gross negligence in the performance of such obligations pursuant to Section 3.18 or (iii) by reason of the Securities Administrator’s reckless disregard of such obligations pursuant to Section 3.18, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), an Indemnified Person shall have given the Securities Administrator written notice thereof promptly after such Indemnified Person shall have with respect to such claim or legal action knowledge thereof.  The Indemnified Person’s failure to give such notice shall not affect the Indemnified Person’s right to indemnification hereunder.  This indemnity shall survive the resignation or removal of the Trustee, the Master Servicer or the Securities Administrator and the termination of this Agreement.

SECTION 3.27.  Limitations on Liability of the Master Servicer and Others.

Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 3.26:

(a)

Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Trust or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b)

The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)

The Master Servicer, the Trustee, the Custodian (including for such purpose, the Trustee acting in its capacity as Custodian) and any director, officer, employee or agent of the Master Servicer, the Trustee or the Custodian shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, this Agreement, the Certificates or any Servicing Agreement or the transactions contemplated hereby or thereby (except to the extent that the Master Servicer is indemnified by the Servicer thereunder), other than (i) with respect to the Master Servicer or Custodian only, any such loss, liability or expense related to the Master Servicer’s failure to perform its duties in compliance with this Agreement or, if applicable, to the Custodian’s failure to perform its duties under this Agreement, or (ii) with respect to the Master Servicer or Custodian only, any such loss, liability or expense incurred by reason of the Master Servicer’s or the Custodian’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or under a custodial agreement.

(d)

The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Trust and the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account as provided by Section 4.03.  Nothing in this Section 3.27(d) shall affect the Master Servicer’s obligation to supervise, or to take such actions as are necessary to enforce, the servicing and administration of the Mortgage Loans pursuant to Sections 3.01 and 3.03.

(e)

In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

(f)

The Master Servicer shall not be liable for any acts or omissions of any Servicer, except as otherwise expressly provided herein.

SECTION 3.28.  Master Servicer Not to Resign.

Except as provided in Section 3.30, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured.  Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Independent Opinion of Counsel (delivered at the expense of the Master Servicer) to such effect delivered to the Trustee.  No such resignation by the Master Servicer shall become effective until the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 7.02 hereof.  The Trustee shall notify the Rating Agency of the resignation of the Master Servicer.

If, at any time, Wells Fargo Bank, N.A., as Master Servicer resigns under this Section 3.28, or sells or assigns its rights and obligations under Section 3.30, or is removed as Master Servicer pursuant to Section 7.01, then at such time Wells Fargo Bank, N.A. also shall resign (and shall be entitled to resign) as Securities Administrator, Paying Agent and Certificate Registrar under this Agreement.

SECTION 3.29.  Successor Master Servicer.

In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, the Trustee may make such arrangements for the compensation of such successor Master Servicer out of payments on the Mortgage Loans as the Trustee and such successor Master Servicer shall agree which in no case shall exceed the Master Servicing Fee.  If the successor Master Servicer does not agree that the proposed compensation is fair, such successor Master Servicer shall obtain two quotations of market compensation from third parties actively engaged in the servicing of single-family mortgage loans; provided, however, that the Rating Agency shall confirm in writing that any appointment of a successor Master Servicer (other than the Trustee) will not result in a downgrade in the then current rating of any Class of Certificates.

SECTION 3.30.  Sale and Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement, provided that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by the Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee and the Depositor; and (d) shall execute and deliver to the Trustee and the Depositor an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement or any custodial agreement from and after the effective date of such agreement; (ii) the Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and the Rating Agency’s ratings of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer, the Trustee and the Depositor; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee and the Depositor an Officer’s Certificate and an Independent Opinion of Counsel, (delivered at the Master Servicer’s expense) each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement.  No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

ARTICLE IV

ACCOUNTS

SECTION 4.01.  Servicing Accounts

(a)

The Master Servicer shall enforce the obligation of each Servicer to establish and maintain one or more custodial accounts (the “Servicing Accounts”) in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and advances made from the Servicer’s own funds (less, in the case of each Servicer, the applicable servicing compensation, in whatever form and amounts as permitted by the applicable Servicing Agreement) and all other amounts to be deposited in each such Servicing Account.  The Servicer is hereby authorized to make withdrawals from and deposits to the related Servicing Account for purposes required or permitted by this Agreement and the applicable Servicing Agreement.  For the purposes of this Agreement, Servicing Accounts shall also include such other accounts as the Servicer maintains for the escrow of certain payments, such as taxes and insurance, with respect to certain Mortgaged Properties. Each Servicing Agreement sets forth the criteria for the segregation, maintenance and investment of each related Servicing Account, the contents of which are acceptable to the parties hereto as of the date hereof and changes to which shall not be made unless such changes are made in accordance with the provisions of Section 12.01 hereof.

(b)

[Reserved];

(c)

To the extent provided in the related Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, each Servicer shall withdraw or shall cause to be withdrawn from the related Servicing Account and shall immediately remit or cause to be remitted to the Master Servicer for deposit into the Distribution Account, amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date) with respect to each of the Mortgage Loans it is servicing:

(i)

Monthly Payments on the Mortgage Loans received or any related portion thereof advanced by the Servicers pursuant to the Servicing Agreements which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

(ii)

Principal Prepayments in full and any Liquidation Proceeds received by the Servicers with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fees;

(iii)

Principal Prepayments in part received by the Servicers for such Mortgage Loans in the related Prepayment Period;

(iv)

Prepayment Penalty Amounts, if any, and only if required under the related Servicing Agreement; and

(v)

any amount to be used as a delinquency advance or to pay any Interest Shortfalls, in each case, as required to be paid under the related Servicing Agreement.

(d)

Withdrawals may be made from a Servicing Account only to make remittances as provided in Section 4.01(c), to reimburse a Servicer for advances which have been recovered by subsequent collection from the related Mortgagor, to remove amounts deposited in error, to remove fees, charges or other such amounts deposited on a temporary basis, or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01.  As provided in Section 4.01(c), certain amounts otherwise due to the Servicers may be retained by them and need not be remitted to the Master Servicer.

SECTION 4.02.  Distribution Account.

(a)

The Master Servicer shall establish and maintain an account, in the name of the Trustee, for the benefit of the Securities Administrator, as Paying Agent for the Trustee, and the Certificateholders, as a segregated account which shall be an Eligible Account (the “Distribution Account”).  The Master Servicer shall, promptly upon receipt from the Servicers on the Servicer Remittance Date, deposit into the Distribution Account and retain on deposit until the related Distribution Date, the following amounts:

(i)

any amounts withdrawn from a Servicing Account pursuant to Section 4.01(c);

(ii)

any amounts required to be deposited by the Master Servicer with respect to the Mortgage Loans pursuant to this Agreement, including (a) Advances and any Compensating Interest Payments required to be made by the Master Servicer to the extent required but not made by a Servicer and (b) the amount of any Insurance Proceeds or Liquidation Proceeds received by or on behalf of the Master Servicer which were not deposited in a Servicing Account;

(iii)

the Purchase Price with respect to any Mortgage Loans purchased by the Seller or the related Originator under this Agreement or the related Purchase Agreement, as applicable, any Substitution Adjustments pursuant to Section 2.03 of this Agreement and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Call Option Holder pursuant to Section 10.01;

(iv)

any amounts required to be deposited by the Master Servicer with respect to losses on investments of deposits in the Distribution Account; and

(v)

any other amounts so required to be deposited in the Distribution Account pursuant to this Agreement.

(b)

All amounts deposited to the Distribution Account shall be held by the Master Servicer in the name of the Trustee in trust for the benefit of the Securities Administrator, as Paying Agent for the Trustee, and the Certificateholders in accordance with the terms and provisions of this Agreement.  The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) late payment charges or assumption fees, tax service fees, statement account charges or payoff charges, substitution, satisfaction, release and other like fees and charges (but excluding all Prepayment Penalty Amounts) and (ii) the items enumerated in Subsections 4.03(a)(i), (ii), (iii), (iv), (vi), (vii), (x) and (xi) with respect to the Servicer, need not be remitted by the related Servicer to the Master Servicer or with respect to the Master Servicer, be deposited by the Master Servicer to the Distribution Account.  In the event that a Servicer has remitted to the Master Servicer any amount not required to be credited to the Distribution Account, such Servicer may at any time, by delivery of a written request signed by a Servicing Officer of such Servicer which describes the amount deposited in error, direct the Master Servicer to withdraw such amount from the Distribution Account for repayment to such Servicer.  In the event that the Master Servicer has deposited to the Distribution Account any amount not required to be credited thereto, it may at any time, withdraw such amount from the Distribution Account.

(c)

Funds in the Distribution Account shall, if invested, be invested, in the name of the Trustee, or its nominee, for the benefit of the Trust, in Permitted Investments as directed by the Master Servicer.  All Permitted Investments shall mature or be subject to redemption or withdrawal no later than one Business Day prior to the next succeeding Distribution Date (except that if such Permitted Investment is an obligation of the Master Servicer, then such Permitted Investment shall mature not later than such applicable Distribution Date).  Any and all investment earnings from any such Permitted Investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund.  The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer.  The Master Servicer shall deposit the amount of any such loss in the Distribution Account immediately as realized, but in no event later than the related Distribution Date.

SECTION 4.03.  Permitted Withdrawals and Transfers from the Distribution Account.

(a)

The Securities Administrator shall, from time to time, withdraw or transfer funds from the Distribution Account to a Servicer, to the Master Servicer, to the Trustee or to itself for the following purposes:

(i)

to reimburse the Master Servicer or any Servicer for any Advance or advance, respectively, of its own funds or of such Servicer’s own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance was made;

(ii)

to reimburse the Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(iii)

to reimburse the Master Servicer or any Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

(iv)

to pay the Master Servicer or any Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (x) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

(v)

to pay the Master Servicer or any Servicer from the Purchase Price for any Mortgage Loan, the amount which the Master Servicer or such Servicer would have been entitled to receive under subclause (x) of this Subsection 4.03(a) as servicing compensation;

(vi)

to reimburse the Master Servicer or any Servicer for servicing related advances of funds, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such servicing advances were made;

(vii)

to reimburse the Master Servicer or any Servicer for any Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or advance has not been reimbursed pursuant to clauses (i) and (vi);

(viii)

to pay the Master Servicer its monthly Master Servicing Fee and any other servicing compensation payable pursuant to Section 3.14;

(ix)

to pay the Master Servicer any investment income;

(x)

to reimburse the Master Servicer for any expenses recoverable by it pursuant to Sections 3.03 and 3.27;

(xi)

to reimburse or pay any Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the related Servicing Agreement;

(xii)

to reimburse the Trustee and the Securities Administrator for expenses, costs and liabilities incurred by or reimbursable to it pursuant to Sections 3.27, 8.05 or 8.10 (including those related to the fees and expenses of the Custodian);

(xiii)

to remove amounts deposited in error; and

(xiv)

to clear and terminate the Distribution Account pursuant to Section 10.01.

(b)

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any payments or reimbursements from the Distribution Account pursuant to subclauses (i) through (vii), inclusive and subclause (x) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 4.02(b).

(c)

On each Distribution Date, the Securities Administrator, as Paying Agent, shall withdraw funds on deposit in the Distribution Account to the extent of the aggregate Available Funds and distribute such funds to the Holders of the Certificates and any other parties entitled thereto, in accordance with Section 5.01.

ARTICLE V

FLOW OF FUNDS

SECTION 5.01.  Distributions.

(a)

On each Distribution Date and after making any withdrawals from the Distribution Account pursuant to Section 4.03(a), the Securities Administrator, as Paying Agent shall withdraw funds on deposit in the Distribution Account to the extent of Available Funds for each Loan Group for such Distribution Date and, based on the Distribution Date Statement provided by the Securities Administrator, make the following disbursements and transfers as set forth below:

(i)

the Available Funds for Loan Group 1 shall be distributed on each Distribution Date in the following order of priority:

(A)

to the Holders of Class A-R, Class 1-A and Class X-1 Certificates, the related Interest Distributable Amounts for that date, pro rata (based on the Interest Distributable Amounts to which each such Class is entitled); provided, however, that for purposes of distributions for the Class X-1 Certificates pursuant to this paragraph 5.01(a)(i)(A), the Interest Distributable Amount for the Class X-1 Certificates from Loan Group 1 will be determined by the Group 1 Class X-1 Apportionment Rule; provided, further, that on each Distribution Date, the amount of interest that would otherwise be distributable to the Class X-1 Certificates from Loan Group 1 shall be deposited in the Basis Risk Reserve Fund to the extent of the Required Reserve Fund Deposit and shall not be distributed to the Class X-1 Certificates; and

(B)

an amount equal to the Senior Principal Distribution Amount for Loan Group 1 for that date, as follows:

first, to the Holder of Class A-R Certificate, until the Class Certificate Principal Balance of such Class is reduced to zero; and

second, to the Holders of the Class 1-A Certificates, until the Class Certificate Principal Balance of such Class is reduced to zero.

 (ii)

the Available Funds for Loan Group 2 shall be distributed on each Distributable Date in the following order of priority:

(A)

to the Holders of the Class 2-A and Class X-1 Certificates, the related Interest Distributable Amount for that date; provided, however, that for purposes of distributions for the Class X-1 Certificates pursuant to this paragraph 5.01(a)(ii)(A), the Interest Distributable Amount for the Class X-1 Certificates from Loan Group 2 will be determined by the Group 2 Class X-1 Apportionment Rule; provided, further, that on each Distribution Date, the amount of interest that would otherwise be distributable to the Class X-1 Certificates from Loan Group 2 shall be deposited in the Basis Risk Reserve Fund to the extent of the Required Reserve Fund Deposit and shall not be distributed to the Class X-1 Certificates; and

(B)

the Senior Principal Distribution Amount for Loan Group 2 for that date, to the Holders of the Class 2-A Certificates until its Class Certificate Principal Balance is reduced to zero.

(iii)

the Available Funds for Loan Group 3 shall be distributed on each Distribution Date in the following order of priority:

(A)

to the Holders of the Class 3-A, Class X-1 and Class X-2 Certificates, the related Interest Distributable Amount for that date; provided, however, that for purposes of distributions for the Class X-1 Certificates pursuant to this paragraph 5.01(a)(iii)(A), the Interest Distributable Amount for the Class X-1 Certificates from Loan Group 3 will be determined by the Group 3 Class X-1 Apportionment Rule; provided, further, that on each Distribution Date, the amount of interest from Loan Group 3 that would otherwise be distributable to the Class X-1 and Class X-2 Certificates, as the case may be, shall be deposited in the Basis Risk Reserve Fund to the extent of the Required Reserve Fund Deposit and shall not be distributed to the Class X-1 and Class X-2 Certificates; and

(B)

the Senior Principal Distribution Amount for Loan Group 3 for that date, to the Holders of the Class 3-A Certificates until its Class Certificate Principal Balance is reduced to zero.

(iv)

from the related Basis Risk Reserve Fund Subaccount, to the Class 1-A, Class 2-A, Class 3-A, Class B-1, Class B-2 and Class B-3 Certificates, any related Basis Risk Shortfall or related Unpaid Basis Risk Shortfall for such date;

(v)

the Available Funds for each Loan Group remaining after giving effect to the distributions specified in subsections (i), (ii), (iii) and (iv) above will be distributed to the Certificateholders in the following order of priority:

(A)

to the Holders of the Class B-1 Certificates, the related Interest Distributable Amount for that date;

(B)

to the Holders of the Class B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(C)

to the Holders of the Class B-2 Certificates, the related Interest Distributable Amount for that date;

(D)

to the Holders of the Class B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(E)

to the Holders of the Class B-3 Certificates, the related Interest Distributable Amount for that date;

(F)

to the Holders of the Class B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(G)

to the Holders of the Class B-4 Certificates, the related Interest Distributable Amount for that date;

(H)

to the Holders of the Class B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(I)

to the Holders of the Class B-5 Certificates, the related Interest Distributable Amount for that date;

(J)

to the Holders of the Class B-5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(K)

to the Holders of the Class B-6 Certificates, the related Interest Distributable Amount for that date;

(L)

to the Holders of the Class B-6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero; and

(M)

to the Holder of the Class A-R Certificate, any Available Funds then remaining.

(b)

Amounts to be paid to the Holders of a Class of Certificates shall be payable with respect to all Certificates of that Class, pro rata, based on the Certificate Principal Balance or Certificate Notional Amount, as applicable, of each Certificate of that Class.

(c)

On each Distribution Date, the Paying Agent shall distribute to the Holder of the Class P Certificate, the Class P Distributable Amount.

(d)

On each Distribution Date, the Monthly Interest Distributable Amounts for the Classes of Senior Certificates and Subordinate Certificates on such Distribution Date shall be reduced proportionately, based on (A) in the case of the Senior Certificates, the Monthly Interest Distributable Amount to which they would otherwise be entitled and (B) in the case of the Subordinate Certificates, interest accrued at the related Subordinate Certificate Pass-Through Rate on the related Apportioned Principal Balance of each such Class, by:

(i)

Net Interest Shortfalls with respect to the related Loan Group;

(ii)

after the Special Hazard Coverage Termination Date, with respect to each Mortgage Loan in a Loan Group that became a Special Hazard Mortgage Loan during the related Prepayment Period, the excess of one month’s interest at the related Net Loan Rate on the Stated Principal Balance of such Mortgage Loan as of such Distribution Date over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such related Prepayment Period;

(iii)

after the Bankruptcy Coverage Termination Date, with respect to each Mortgage Loan in a Loan Group that became subject to a Bankruptcy Loss during the related Prepayment Period, the interest portion of the related Debt Service Reduction or Deficient Valuation; and

(iv)

after the Fraud Coverage Termination Date, with respect to each Mortgage Loan in a Loan Group that became a Fraud Loan during the related Prepayment Period, the excess of one month’s interest at the related Net Loan Rate on the Stated Principal Balance of such Mortgage Loan as of such Distribution Date over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month.

(e)

Notwithstanding the priority and allocation set forth in Section 5.01(a)(v) above, if with respect to any Class of Subordinate Certificates on any Distribution Date the sum of the related Class Subordination Percentages of such Class and of all other Classes of Subordinate Certificates which have a higher numerical Class designation than such Class (the “Applicable Credit Support Percentage”) is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Principal Prepayments will be made to any such Classes (the “Restricted Classes”) and the amount of such Principal Prepayment otherwise distributable to the Restricted Classes shall be distributed to any Classes of Subordinate Certificates having lower numerical Class designations than such Class, pro rata, based on the Class Certificate Principal Balances of the respective Classes immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Section 5.01(a)(v) above.

(f)

(i) Notwithstanding the priority and allocation set forth in Section 5.01(a)(v), on each Distribution Date prior to the Senior Credit Support Depletion Date but after the date on which the aggregate Class Certificate Principal Balance of any Class of the Senior Certificates has been reduced to zero, 100% of the Principal Prepayments on the Mortgage Loans in the Loan Group related to such retired Class of Senior Certificates otherwise distributable on each Class of Subordinate Certificates pursuant to Section 5.01(a)(v), in reverse order of priority, shall be distributed as principal to the Senior Certificates remaining outstanding pursuant to Section 5.01(a) until the Class Certificate Principal Balances thereof have been reduced to zero, provided that on such Distribution Date either clause (i) or (ii) in the definition of the Two Times Test has not been met.  On each Distribution Date on which two Classes of Senior Certificates remain outstanding, any amounts distributable pursuant to this Section 5.01(f)(i) will be distributed in proportion to the aggregate Class Certificate Principal Balances of such Classes of Senior Certificates immediately prior to such Distribution Date.

(ii)

(A)

On any Distribution Date on which any Class of Senior Certificates constitutes an Undercollateralized Group, all amounts otherwise distributable as Available Funds on the Subordinate Certificates, in reverse order of priority (or, following the Senior Credit Support Depletion Date, such other amounts described in the immediately following sentence), will be distributed as principal to the Senior Certificates of such Undercollateralized Group pursuant to Section 5.01(a) first, up to the sum of the Accrued Interest Amount and the Principal Deficiency Amount for the related Undercollateralized Group (such distribution, an “Undercollateralization Distribution”) and second, to pay to the Subordinate Certificates and the Class A-R Certificate in the same order and priority as provided in Section 5.01(a)(v).  In the event that any Class of Senior Certificates constitutes an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from any Available Funds for a Loan Group not related to an Undercollateralized Group remaining after all required amounts have been distributed to the related Class of Senior Certificates.  Undercollateralization Distributions will be applied first to pay accrued but unpaid interest, if any, and second to pay principal in the same priority and allocation provided in Section 5.01(a).

(B)

If on any Distribution Date two Classes of Senior Certificates are Undercollateralized Groups, the distribution described in paragraph (ii)(A) above will be made pro-rata based on the related Principal Deficiency Amount.

(g)

Distributions on Physical Certificates.  The Paying Agent shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 hereof respecting the final distribution), in the case of Certificateholders of the Physical Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer.  Distributions among Certificateholders of a Class shall be made in proportion to the Percentage Interests evidenced by the Certificates of that Class held by such Certificateholders.

(h)

Distributions on Book-Entry Certificates.  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures.  Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent.  Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents.  All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates.  None of the Trustee, the Paying Agent, the Depositor or the Seller shall have any responsibility therefor.

(i)

To the extent a Basis Risk Shortfall is experienced on the LIBOR Certificates, the Securities Administrator shall withdraw from the Basis Risk Reserve Fund an amount for distribution to such Class equal to the lesser of (1) the amount of such Basis Risk Shortfall and (2) the amounts available therefor on deposit in the Basis Risk Reserve Fund as provided in Section 5.07.

SECTION 5.02.  [Reserved].

SECTION 5.03.  Allocation of Realized Losses.

(a)

On or prior to each Distribution Date, the Securities Administrator shall aggregate the loan-level information provided by the Master Servicer with respect to the total amount of Realized Losses, including Excess Losses, with respect to the Mortgage Loans in each Loan Group for the related Distribution Date and include such information in the Distribution Date Statement.

(b)

On each Distribution Date, Realized Losses, Bankruptcy Losses, Fraud Losses and Special Hazard Losses that occurred during the related prepayment period shall be allocated as follows:

(i)

Realized Losses, Bankruptcy Losses, Fraud Losses and Special Hazard Losses with respect to each Loan Group (other than Excess Losses) shall be allocated in the following order:

first, to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) until the Class Certificate Principal Balance of each such Class is reduced to zero; and

second,

(A)

with respect such losses related to Loan Group 1 Mortgage Loans, to the Class 1-A and Class A-R Certificates, pro rata, until the Class Certificate Principal Balance of each such Class is reduced to zero;

(B)

with respect such losses related to Loan Group 2 Mortgage Loans, to the Class 2-A Certificates, until the Class Certificate Principal Balance of such Class is reduced to zero; and

(C)

with respect such losses related to Loan Group 3 Mortgage Loans, to the Class 3-A Certificates, until the Class Certificate Principal Balance of such Class is reduced to zero;

(ii)

any Excess Losses on the Mortgage Loans in a Loan Group shall be allocated to the related Class or Classes of Senior Certificates and Subordinate Certificates then outstanding, proportionately on the basis of the respective Class Certificate Principal Balances of such respective Class or Classes of Senior Certificates in the related Senior Certificate Group and the respective Apportioned Principal Balances of the Classes of Subordinate Certificates; provided, however, that on any Distribution Date occurring on and after the Senior Credit Support Depletion Date, any Excess Losses will be allocated among the related Class or Classes of Senior Certificates, pro rata, based on their respective Class Certificate Principal Balances immediately prior to such Distribution Date.

(c)

The Class Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Principal Balances of all outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses, Bankruptcy Losses, Fraud Losses and Special Hazard Losses and Excess Losses on such Distribution Date) exceeds the aggregate of the Stated Principal Balances of all the Mortgage Loans for the following Distribution Date.

(d)

Any Realized Loss, Bankruptcy Loss, Fraud Loss, Special Hazard Loss or Excess Loss allocated to a Class of Certificates or any reduction in the Class Certificate Principal Balance of a Class of Certificates pursuant to Section 5.03(b) or (c) shall be allocated among the Certificates of such Class, pro rata, in proportion to their respective Certificate Principal Balances.

(e)

Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Principal Balance of a Certificate pursuant to Section 5.03(b) or (c) shall be accomplished by reducing the Certificate Principal Balance thereof immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Principal Balance.”

SECTION 5.04.  Statements.

(a)

On each Distribution Date, the Securities Administrator shall make available to the Trustee, each Certificateholder, the Seller, the Master Servicer and the Rating Agency, a statement based, as applicable, on loan-level information obtained from the Master Servicer and the Servicers (the “Distribution Date Statement”) as to the distributions to be made or made, as applicable, on such Distribution Date:

(i)

the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal;

(ii)

the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest;

(iii)

the Senior Percentage, Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage with respect to each Loan Group for the following Distribution Date;

(iv)

the aggregate amount of servicing compensation received by each Servicer during the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(v)

the aggregate amount of Advances for the related Due Period and the amount of unreimbursed Advances;

(vi)

the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, each as of the related Determination Date;

(vii)

the Loan Group Balance and related Net WAC for each Loan Group at the Close of Business at the end of the related Due Period;

(viii)

for each Loan Group, the aggregate Principal Balance of the One-Year CMT Indexed Mortgage Loans at the Close of Business at the end of the related Due Period;

(ix)

for each Loan Group, the aggregate Principal Balance of the One-Month LIBOR Indexed, Six-Month LIBOR Indexed and One-Year LIBOR Indexed Mortgage Loans at the Close of Business at the end of the related Due Period;

(x)

[reserved]

(xi)

for each Loan Group, the number, weighted average remaining term to maturity and weighted average Loan Rate of the related Mortgage Loans as of the related Due Date;

(xii)

the number and aggregate unpaid principal balance of Mortgage Loans, in the aggregate and for each Loan Group, (a) 30 to 59 days Delinquent, (b) 60 to 89 days Delinquent, (c) 90 or more days Delinquent, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy, in each case as of the close of business on the last day of the preceding calendar month;

(xiii)

the book value of any REO Property as of the Close of Business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties in each Loan Group as of the Close of Business of the last day of the preceding Due Period;

(xiv)

the aggregate amount of Principal Prepayments and Prepayment Penalty Amounts with respect to each Loan Group made during the related Prepayment Period;

(xv)

the aggregate amount of Realized Losses incurred during the related Due Period and the cumulative amount of Realized Losses;

(xvi)

the Class Certificate Principal Balance of each Class of Certificates and the Apportioned Principal Balances of the Subordinate Certificates after giving effect to any distributions made thereon, on such Distribution Date;

(xvii)

the Interest Distributable Amount in respect of each Class of Certificates, for such Distribution Date and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

(xviii)

the aggregate amount of any Net Interest Shortfalls and the Unpaid Interest Shortfall Amount for such Distribution Date;

(xix)

the Available Funds with respect to each Loan Group;

(xx)

the Pass-Through Rate for each Class of Certificates for such Distribution Date;

(xxi)

the aggregate Principal Balance of Mortgage Loans purchased hereunder by the Seller during the related Due Period, and indicating the relevant section of the related Servicing Agreement, or the Section of this Agreement, as applicable, requiring or allowing the purchase of each such Mortgage Loan;

(xxii)

the amount of any Principal Deficiency Amounts or Accrued Interest Amounts paid to an Undercollateralized Group or amounts paid pursuant to Section 5.01(f)(i);

(xxiii)

the amount of any unpaid Basis Risk Shortfall or Unpaid Basis Risk Shortfall (if applicable) and the related accrued interest thereon, with respect to the LIBOR Certificates;

(xxiv)

current Recoveries allocable to each Loan Group; and

(xxv)

cumulative Recoveries allocable to each Loan Group.

The Securities Administrator will make the Distribution Date Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the other parties to this Agreement via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially be located at “www.ctslink.com.”  Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-Off Date.

(b)

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) through (iii) and (xxi) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Securities Administrator to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

(c)

On each Distribution Date, the Securities Administrator shall supply an electronic tape to Bloomberg Financial Markets, Inc. in a format acceptable to Bloomberg Financial Markets, Inc. on a monthly basis, and shall supply an electronic tape to Loan Performance and Intex Solutions in a format acceptable to Loan Performance and Intex Solutions on a monthly basis.

SECTION 5.05.  Remittance Reports; Advances.

(a)

No later than the 15th calendar day of each month, the Master Servicer shall deliver to the Securities Administrator by telecopy or electronic mail (or by such other means as the Master Servicer and the Securities Administrator may agree from time to time) the Remittance Report with respect to the Distribution Date. No later than the Close of Business New York time on the  Business Day prior to such Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Securities Administrator in addition to the information provided on the Remittance Report, such other loan-level information reasonably available to it with respect to the Mortgage Loans as the Securities Administrator may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 5.01.

(b)

If the Monthly Payment on a Mortgage Loan that was due on a related Due Date and is delinquent, other than as a result of application of the Relief Act, and for which the related Servicer was required to make an advance pursuant to the related Servicing Agreement, exceeds the amount on deposit in the Distribution Account which will be used for an advance with respect to such Mortgage Loan, the Master Servicer shall, on the Business Day preceding the Distribution Date, deposit in the Distribution Account an amount equal to such deficiency, net of the Servicing Fee and the Master Servicing Fee, for such Mortgage Loan except to the extent the Master Servicer determines any such Advance to be Nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Advance was made.  Subject to the foregoing, the Master Servicer shall continue to make such Advances through the date that the related Servicer is required to do so under its Servicing Agreement.  If the Master Servicer determines that an Advance is Nonrecoverable, it shall, on or prior to the related Distribution Date, present an Officer’s Certificate to the Trustee and the Securities Administrator (i) stating that the Master Servicer elects not to make a Advance in a stated amount and (ii) detailing the reason it deems the advance to be Nonrecoverable.

SECTION 5.06.  Compensating Interest Payments.

The amount of the Master Servicing Fee payable to the Master Servicer in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Compensating Interest Payment for such Distribution Date, but only to the extent that Interest Shortfalls relating to such Distribution Date are required to be paid but are not actually paid by the related Servicers on the applicable Servicer Remittance Date.  Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer.

SECTION 5.07.  Basis Risk Reserve Fund.

(a)

On the Closing Date, the Securities Administrator shall establish and maintain in its name a Basis Risk Reserve Fund, which will be comprised of two subaccounts: the “Basis Risk Reserve Fund X-1 Subaccount”  and the “Basis Risk Reserve Fund X-2 Subaccount” (each, a “Subaccount”).  Basis Risk Reserve Fund X-1 Subaccount will be held in trust for the benefit of the Holders of the Class 1-A, Class 2-A, Class B-1, Class B-2 and Class B-3 Certificates and Basis Risk Reserve Fund X-2 Subaccount will be held in trust for the benefit of the Holders of the Class 3-A Certificates.  The Basis Risk Reserve Fund will not be an asset of any REMIC.  Amounts on deposit in the related Subaccount of the Basis Risk Reserve Fund will be the sole source of payments to the holders of the Class 1-A, Class 2-A, Class 3-A, Class B-1, Class B-2 and Class B-3 Certificates with respect to any Basis Risk Shortfalls on such certificates.

(b)

On each Distribution Date, (i) Monthly Interest Distributable Amounts that would otherwise be distributable with respect to the Class X-1 Certificates shall instead be deposited in the Basis Risk Reserve Fund X-1 Subaccount to the extent of the applicable Required Reserve Fund Deposit and (ii) Monthly Interest Distributable Amounts that would otherwise be distributable with respect to the Class X-2 Certificates shall instead be deposited in the Basis Risk Reserve Fund X-2 Subaccount to the extent of the applicable Required Reserve Fund Deposit.

(c)

On any Distribution Date for which a Basis Risk Shortfall exists with respect to the Class 1-A, Class 2-A, Class 3-A, Class B-1, Class B-2 or Class B-3 Certificates, the Securities Administrator shall withdraw from the related Subaccount of the Basis Risk Reserve Fund the amount of such Basis Risk Shortfall for distribution on such Distribution Date pursuant to Section 5.02(i).

(d) Funds in the Basis Risk Reserve Fund shall be invested in Permitted Investments.  Any earnings on amounts in a Subaccount of the Basis Risk Reserve Fund shall be for the benefit of the Class X-1 or Class X-2 Certificateholders, as applicable.  The Class X-1 and Class X-2 Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes and the Holders thereof shall direct the Securities Administrator, in writing, as to investment of amounts on deposit therein.  The Class X-1 or Class X-2 Certificateholder(s), as applicable, shall be liable for any losses incurred on such investments.  In the absence of written instructions from the Class X-1 or Class X-2 Certificateholder, as applicable, as to investment of funds on deposit in the related Subaccount of the Basis Risk Reserve Fund, such funds shall be invested in money market funds as described in clause (vi) of the definition of Permitted Investments in Article I.  For all Federal income tax purposes, amounts transferred by the Upper-Tier REMIC to the Basis Risk Reserve Fund shall be treated as amounts distributed by the Upper-Tier REMIC to the Class X-1 or Class X-2 Certificateholders, as applicable.

(g) Upon termination of the Trust Fund any amounts remaining in a Subaccount of the Basis Risk Reserve Fund shall be distributed to the Class X-1 or Class X-2 Certificateholders, as applicable.

SECTION 5.08.  Recoveries.

(a)

With respect to any Class of Certificates to which a Realized Loss has been allocated (including any such Class for which the related Class Certificate Principal Balance has been reduced to zero), the Class Certificate Principal Balance of such Class will be increased, up to the amount of related Recoveries for such Distribution Date as follows:

(i)

first, the Class Certificate Principal Balance of each Class of Senior Certificates related to the Loan Group from which the Recovery was collected, will be increased pro rata, up to the amount of Net Realized Losses for each such Class, and

(ii)

second, the Class Certificate Principal Balance of each Class of Subordinate Certificates will be increased in order of seniority, up to the amount of Net Realized Losses for each such Class.

(b)

Any increase to the Class Certificate Principal Balance of a Class of Certificates shall increase the Certificate Principal Balance of each Certificate of the related Class pro rata in accordance with each Percentage Interest.

ARTICLE VI

THE CERTIFICATES

SECTION 6.01.  The Certificates.

The Certificates shall be substantially in the form annexed hereto as Exhibit A through E.  Each of the Certificates shall, on original issue, be executed by the Trustee and authenticated and delivered by the Certificate Registrar upon the written order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund.  Each Class of the Regular Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral dollar multiples of $1 in excess thereof, in the case of the Class 1-A, Class 2-A, Class 3-A, Class B-1, Class B-2 and Class B-3 Certificates and $100,000 and integral dollar multiples of $1,000 in excess thereof, in the case of the Class X, Class B-4, Class B-5 and Class B-6 Certificates, except that one Certificate of each of the Class B-4, Class B-5 and Class B-6 Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Class Certificate Principal Balance of such Class on the Closing Date.  The Class A-R and Class P Certificates are issuable only in a Percentage Interest of 100%.

The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall be binding, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate.  Each Certificate shall, on original issue, be authenticated by the Certificate Registrar upon the order of the Depositor.  No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.  At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Trustee to the Certificate Registrar for authentication and the Certificate Registrar shall authenticate and deliver such Certificates as provided in this Agreement and not otherwise.  Subject to Section 6.02(c), the Senior Certificates (other than the Residual Certificate and the Class P Certificate) and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall be Book Entry Certificates.  The Residual Certificate and the Class P Certificate shall be Physical Certificates.

The Private Certificates (other than the Class P Certificate) shall be offered and sold in reliance on the exemption from registration under Rule 144A of the 1933 Act and shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form with the applicable legends set forth in Exhibit A (each, a “Restricted Global Security”), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed by the Trustee and authenticated by the Certificate Registrar as hereinafter provided.  The aggregate principal amounts of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and DTC or its nominee, as the case may be, as hereinafter provided.

SECTION 6.02.  Registration of Transfer and Exchange of Certificates.

(a)

The Certificate Registrar shall cause to be kept a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  The Securities Administrator is hereby appointed, and the Securities Administrator hereby accepts its appointment as, initial Certificate Registrar on behalf of the Trustee, for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, the Trustee on behalf of the Trust shall execute, and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust, and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(b)

Except as provided in paragraph (c) or (d) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee or the Certificate Registrar except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Certificate Registrar, the Paying Agent and the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee, the Paying Agent and the Certificate Registrar may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee, the Paying Agent, the Certificate Registrar and their respective agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners.  Each Depository Participant shall only transfer Book Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.  The parties hereto are hereby authorized to execute one or more Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository.  In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

(c)

If (x) the Depository or the Depositor advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Certificate Registrar or the Depositor is unable to locate a qualified successor, upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall at the Seller’s expense execute on behalf of the Trust and authenticate definitive, fully registered certificates (the “Definitive Certificates”).  Neither the Depositor nor the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d)

No transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws.  Any Private Certificates (other than the Class P Certificate) sold to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the 1933 Act shall be issued only in the form of one or more Definitive Certificates and the records of the Certificate Registrar and DTC or its nominee shall be adjusted to reflect the transfer of such Definitive Certificates.  In the event of any transfer of any Private Certificate (other than the Class P Certificate) in the form of a Definitive Certificate, (i) the transferee shall certify (A) such transfer is made to a Qualified Institutional Buyer in reliance upon Rule 144A (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-2) under the 1933 Act, or (B) such transfer is made to an “accredited investor” under Rule 501(c)(1), (2), (3) or (7) under the 1933 Act (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-1, and, if so required by the Certificate Registrar and the Depositor, a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor, delivered to the Certificate Registrar and the Depositor stating that such transfer may be made pursuant to an exemption, including a description of the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trust, the Trustee, the Certificate Registrar, the Master Servicer, the Securities Administrator or the Depositor) or (ii) the Certificate Registrar shall require the transferor to execute a transferor certificate and the transferee to execute an investment letter acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the Trust, the Trustee, the Certificate Registrar, the Master Servicer, the Securities Administrator or the Depositor.  The Class P Certificate shall only be issued as a Definitive Certificate and shall only be transferred pursuant to clauses (i)(A) and (ii) above.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Securities Administrator, the Seller and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

In the case of a Private Certificate that is a Book-Entry Certificate, for purposes of the preceding paragraph, the representations set forth in the investment letter in clause (i) shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such Private Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor (such requirement is satisfied only by the Certificate Registrar’s receipt of a representation letter from the transferee substantially in the form of Exhibit I-1 or I-2, as applicable, hereto), to the effect that such transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) if such Certificate has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95 60 or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar, which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar, the Master Servicer, the Securities Administrator, the Depositor or the Trust, addressed to the Certificate Registrar, to the effect that the purchase and holding of such ERISA-Restricted Certificate in the form of a Definitive Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Master Servicer, any Servicer, the Securities Administrator or the Depositor to any obligation in addition to those expressly undertaken in this Agreement or to any liability.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate to an employee benefit plan subject to ERISA or Section 4975 of the Code without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

In the case of an ERISA-Restricted Certificate that is a Book-Entry Certificate, for purposes of clauses (i) or (ii) of the first sentence of the preceding paragraph, such representations shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such ERISA-Restricted Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

To the extent permitted under applicable law (including, but not limited to, ERISA), none of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 6.02(d) or for the Paying Agent making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements.  In addition, none of the Trustee, the Certificate Registrar or the Depositor shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA-Restricted Certificate in the form of a Book-Entry Certificate, and none of the Trustee, the Certificate Registrar or the Depositor shall have any liability for transfers of Book-Entry Certificates or any interests therein made in violation of the restrictions on transfer described in the Prospectus Supplement and this Agreement.

(e)

Each Person who has or who acquires any Ownership Interest in the Class A-R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in  a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall be a Permitted Transferee who acquires such Ownership Interest in a Class A-R Certificate for its own account and not in the capacity as trustee, nominee or agent for another Person and shall promptly notify the Certificate Registrar and the Trustee of any change or impending change in its status as such a Permitted Transferee.

(ii)

No Ownership Interest in the Class A-R Certificate may be registered on the Closing Date and no Ownership Interest in a Residual Certificate may thereafter be transferred, and the Certificate Registrar shall not register the Transfer of a Residual Certificate unless, in addition to the certificates required to be delivered under subsection (d) above, the Trustee and the Certificate Registrar shall have been furnished with an affidavit (“Transfer Affidavit”) of the initial owner of the Class A-R Certificate or proposed transferee of a Residual Certificate in the form attached hereto as Exhibit L.

(iii)

In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee and the Certificate Registrar shall as a condition to registration of the transfer, require delivery to them of a Transferor Certificate in the form of Exhibit K hereto from the proposed transferor to the effect that the transferor (a) has no knowledge the proposed Transferee is not a Permitted Transferee acquiring an Ownership Interest in such Class A-R Certificate for its own account and not in a capacity as trustee, nominee, or agent for another Person, and (b) has not undertaken the proposed transfer in whole or in part to impede the assessment or collection of tax.

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee.  If any purported transferee shall, in violation of the provisions of this Section, become a Holder of such Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of Transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate.  None of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section or for the Paying Agent making any distributions due on a Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee and the Certificate Registrar received the documents specified in clause (iii).  The Certificate Registrar shall be entitled to recover from any Holder of such Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate.  Any such distributions so recovered by the Certificate Registrar shall be distributed and delivered by the Certificate Registrar to the last Holder of such Residual Certificate that is a Permitted Transferee.

(v)

If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate.  The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Certificate Registrar to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Certificate Registrar determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Certificate Registrar may withhold a corresponding amount from such remittance as security for such claim.  The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and the Certificate Registrar and they shall not be liable to any Person having an Ownership Interest in such Residual Certificate as a result of its exercise of such discretion.

(vi)

If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Securities Administrator upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Certificate Registrar and the Servicer, in form and substance satisfactory to the Certificate Registrar, (i) written notification from the Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause the Rating Agency to downgrade its ratings of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause the REMIC created hereunder to fail to qualify as a REMIC.

(f)

No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

SECTION 6.03.  Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar or the Trustee or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee, the Depositor or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest.  Upon the issuance of any new Certificate under this Section, the Trustee, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Depositor and the Certificate Registrar) in connection therewith.  Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 6.04.  Persons Deemed Owners.

The Depositor, the Trustee, the Certificate Registrar, the Paying Agent and any agent of the Depositor, the Trustee, the Certificate Registrar or the Paying Agent may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 hereof and for all other purposes whatsoever, and none of the Trust, the Depositor, the Trustee, the Certificate Registrar, the Paying Agent or any agent of any of them shall be affected by notice to the contrary.

SECTION 6.05.  Appointment of Paying Agent.

(a)

The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder.  The Trustee hereby appoints the Securities Administrator as the initial Paying Agent.  The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Distribution Account pursuant to Section 4.03 hereof and (ii) to distribute statements and provide information to Certificateholders as required hereunder.  The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities.

The Securities Administrator, as Paying Agent, shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall comply with all requirements of the Code regarding the withholding of payments in respect of federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

ARTICLE VII

DEFAULT

SECTION 7.01.  Event of Default.

(a)

If any one of the following events (each, an “Event of Default”) shall occur and be continuing:

(i)

the failure by the Master Servicer to make any Advance or to deposit in the Distribution Account any deposit required to be made under the terms of this Agreement, and such failure continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

(ii)

the failure by the Master Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement, which failure continues unremedied for a period of 60 days (or, in the case of a breach of its obligation to provide a Sarbanes-Oxley Certification pursuant to Section 3.18, 30 days) after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by Holders of Certificates evidencing at least 25% of the Voting Rights or (B) on which a Servicing Officer of the Master Servicer has actual knowledge of such failure; or

(iii)

the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

(iv)

the Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(b)

then, and in each and every such case, so long as an Event of Default shall not have been remedied within the applicable grace period, the Trustee shall, at the written direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51%, by notice then given in writing to the Master Servicer, terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement. Any such notice to the Master Servicer shall also be given to the Rating Agency, the Depositor and the Seller.  On or after the receipt by the Master Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the delivery to the Trustee of all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement within ten Business Days subsequent to such notice and the transfer within one Business Day subsequent to such notice to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Master Servicer to be deposited by it in the Distribution Account, any REO Account or any Servicing Account or that have been deposited by the Master Servicer in such accounts or thereafter received by the Master Servicer with respect to the Mortgage Loans or any REO Property received by the Master Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Master Servicer's duties and the Mortgage Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Trustee, the initial Master Servicer) upon presentation of reasonable documentation of such costs and expenses.  The termination of the rights and obligations of the Master Servicer shall not affect any liability it may have incurred prior to such termination.

(c)

Notwithstanding the foregoing, if an Event of Default described in clause (i) of Section 7.01(a) shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately suspend all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of outstanding Advances or other amounts for which the Master Servicer was entitled to reimbursement as of the date of termination, and the Trustee shall act as provided in Section 7.02 to carry out the duties of the Master Servicer, including the obligation to make any Advance the nonpayment of which was an Event of Default described in clause (i) of Section 7.01(a).  Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date.  If the Master Servicer shall within two Business Days following such suspension remit to the Trustee the amount of any Advance the nonpayment of which by the Master Servicer was an Event of Default described in clause (i) of Section 7.01(a), the Trustee may, in its sole discretion, permit the Master Servicer to resume its rights and obligations as Master Servicer hereunder.  The Master Servicer agrees that it will reimburse the Trustee for actual, necessary and reasonable costs incurred by the Trustee because of action taken pursuant to this subsection.

SECTION 7.02.  Trustee to Act.

(a)

From and after the date the Master Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Master Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $15,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the appointment of any such successor Master Servicer shall not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agency as evidenced by a letter to such effect from the Rating Agency. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Master Servicer would otherwise have received hereunder. The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer to pay any deductible under an insurance policy pursuant to Section 3.09 or to indemnify the Trustee pursuant to Section 3.26), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)

Any successor, including the Trustee, to the Master Servicer as Master Servicer shall during the term of its service as Master Servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.04.

(c)

Notwithstanding anything else herein to the contrary, in no event shall the Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor Master Servicer to act as successor Master Servicer under this Agreement and the transactions set forth or provided for herein.

SECTION 7.03.  Waiver of Event of Default.

The Majority Certificateholders may, on behalf of all Certificateholders, by notice in writing to the Trustee, direct the Trustee to waive any events permitting removal of any Master Servicer under this Agreement, provided, however, that the Majority Certificateholders may not waive an event that results in a failure to make any required distribution on a Certificate without the consent of the Holder of such Certificate.  Upon any waiver of an Event of Default, such event shall cease to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other event or impair any right consequent thereto except to the extent expressly so waived.  Notice of any such waiver shall be given by the Trustee to the Rating Agency.

SECTION 7.04.  Notification to Certificateholders.

(a)

Upon any termination or appointment of a successor to any Master Servicer pursuant to this Article VII or Section 3.30, the Trustee shall give prompt written notice thereof to the Securities Administrator and the Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agency.

(b)

No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute an Event of Default of which a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to the Securities Administrator and all Certificateholders notice of such occurrence unless such Event of Default shall have been waived or cured.

ARTICLE VIII

THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

SECTION 8.01.  Duties of the Trustee and the Securities Administrator.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement.  If an Event of Default has occurred (which has not been cured or waived) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs unless the Trustee is acting as successor Master Servicer, in which case it shall use the same degree of care and skill as the Master Servicer hereunder.

Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Securities Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that neither the Trustee nor the Securities Administrator will be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments.  If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee and the Securities Administrator shall take such action as it deems appropriate to have the instrument corrected.

On each Distribution Date, the Securities Administrator, as Paying Agent, shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 5.01 and 10.01 herein.

No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, the Trustee or the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

(ii)

neither the Trustee nor the Securities Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee or the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining or investigating the facts related thereto;

(iii)

neither the Trustee nor the Securities Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or at the direction of Holders of Certificates as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement, or exercising or omitting to exercise any trust or power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement; and

(iv)

the Trustee shall not be charged with knowledge of any Event of Default unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such Event of Default.

Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

SECTION 8.02.  Certain Matters Affecting the Trustee and the Securities Administrator.

Except as otherwise provided in Section 8.01 hereof:

(i)

the Trustee and the Securities Administrator may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee and the Securities Administrator may prescribe;

(ii)

the Trustee and the Securities Administrator may consult with counsel and any advice of its counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, respectively, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

(iv)

neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)

neither the Securities Administrator nor, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding.  If the Master Servicer fails to reimburse the Trustee or the Securities Administrator in respect of the reasonable expense of every such examination relating to the Master Servicer, the Trustee or the Securities Administrator shall be reimbursed by the Trust Fund;

(vi)

the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as the Master Servicer pursuant to Section 7.02 hereof and thereupon only for the acts or omissions of the Trustee as a successor Master Servicer;

(vii)

the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian, and shall not be responsible for any willful misconduct or negligence on the part of any agent, nominee, attorney or custodian appointed by the Trustee or the Securities Administrator in good faith; and

(viii)

the right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act.

In order to comply with its duties under the USA PATRIOT Act, the Trustee shall obtain and verify certain information and documentation from the other parties hereto including but not limited to such parties’ name, address, and other identifying information.

SECTION 8.03.  Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the authentication and countersignature on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Securities Administrator assumes any responsibility for the correctness of the same.  Neither the Trustee nor the Securities Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System.  Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or the ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation:  the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof); the compliance by the Depositor or the Seller with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; the acts or omissions of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof, and then only for the acts or omissions of the Trustee as the successor Master Servicer), any Servicer or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof), or any Servicer taken in the name of the Trustee; the failure of the Master Servicer or any Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof, and then only for the actions of the Trustee as the successor Master Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee’s duty to review the Mortgage Files, if so required pursuant to Section 2.01 of this Agreement.

SECTION 8.04.  Trustee, Custodian, Master Servicer and Securities Administrator May Own Certificates.

The Trustee, the Custodian, the Master Servicer and the Securities Administrator in their respective individual capacities, or in any capacity other than as Trustee, Custodian, Master Servicer or Securities Administrator hereunder, may become the owner or pledgee of any Certificates with the same rights as they would have if they were not Trustee, Custodian, Master Servicer or Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

SECTION 8.05.  Trustee’s and Securities Administrator’s Fees and Expenses.

The Trustee (including in its capacity as Custodian hereunder) and the Securities Administrator shall each be compensated by the Master Servicer for its services hereunder from a portion of the Master Servicing Fee.  In addition, the Trustee and the Securities Administrator will be entitled to recover from the Distribution Account pursuant to Section 4.03(a) all reasonable out-of-pocket expenses, disbursements and advances, including without limitation, in connection with any filing that the Trustee is required to make under Section 3.20 hereof, any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Securities Administrator, respectively, in the performance of its duties or the administration of the trusts hereunder (including, but not limited to, the performance of its duties under Section 2.03 hereof) (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is specifically designated herein as the responsibility of the Depositor, the Seller, the Master Servicer or the Certificateholders hereunder.  If funds in the Distribution Account are insufficient therefor, the Trustee and the Securities Administrator shall recover such expenses from future collections on the Mortgage Loans or as otherwise agreed by the Certificateholders.  Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

SECTION 8.06.  Eligibility Requirements for Trustee and Securities Administrator.

The Trustee and the Securities Administrator hereunder shall each at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, and shall each have a combined capital and surplus of at least $50,000,000, a minimum long-term debt rating in the third highest rating category by the Rating Agency, a minimum short-term debt rating in the second highest rating category by the Rating Agency, and shall each be subject to supervision or examination by federal or state authority.  If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state.  In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07 hereof.

SECTION 8.07.  Resignation or Removal of Trustee and Securities Administrator.

Each of the Trustee and Securities Administrator (including the Securities Administrator as Paying Agent and as Certificate Registrar) may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Trustee or the Securities Administrator, as applicable, the Depositor, the Seller, the Master Servicer and the Rating Agency.  Upon receiving such notice of resignation of the Trustee, the Depositor shall promptly appoint a successor Trustee that meets the requirements in Section 8.06 or, in the case of notice of resignation of the Securities Administrator, the Trustee (in consultation with the Depositor) shall promptly appoint a successor Securities Administrator that meets the requirements in Section 8.06, in each case, by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the resigning Trustee or Securities Administrator, as applicable, and one copy to the successor Trustee or successor Securities Administrator, as applicable.  If no successor Trustee or successor Securities Administrator, as applicable, shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator, as applicable.

If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 hereof or if at any time the Trustee or the Securities Administrator shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Trustee may remove the Securities Administrator, as applicable. If the Depositor or the Trustee removes the Trustee or the Securities Administrator, respectively under the authority of the immediately preceding sentence, the Depositor or the Trustee shall promptly appoint a successor Trustee or successor Securities Administrator, as applicable, that meets the requirements of Section 8.06, by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee or the Securities Administrator, as applicable, so removed, one copy to the successor Trustee or successor Securities Administrator, as applicable, and one copy to the Master Servicer.

The Majority Certificateholders may at any time remove the Trustee or the Securities Administrator by written instrument or instruments delivered to the Depositor and the Trustee; the Depositor or the Trustee shall thereupon use its best efforts to appoint a successor Trustee or successor Securities Administrator, as applicable, in accordance with this Section.

Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee or a successor Securities Administrator, pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee or successor Securities Administrator, as applicable, as provided in Section 8.08 hereof.

Notwithstanding anything to the contrary contained herein, in the event that the Master Servicer resigns or is removed as Master Servicer hereunder, the Securities Administrator shall have the right to resign immediately as Securities Administrator by giving written notice to the Depositor and the Trustee, with a copy to the Rating Agency.

SECTION 8.08.  Successor Trustee and Successor Securities Administrator.

Any successor Trustee or successor Securities Administrator appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor, the Seller and the Master Servicer and to its predecessor Trustee or predecessor Securities Administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or predecessor Securities Administrator, as applicable, shall become effective, and such successor Trustee or successor Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator.  The Depositor, the Seller, the Master Servicer and the predecessor Trustee or predecessor Securities Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee or successor Securities Administrator, as applicable, all such rights, powers, duties and obligations.

No successor Trustee or successor Securities Administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee or successor Securities Administrator shall be eligible under the provisions of Section 8.06 hereof and the appointment of such successor Trustee or successor Securities Administrator shall not result in a downgrading of the Senior Certificates by the Rating Agency, as evidenced by a letter from the Rating Agency.

Upon acceptance of appointment by a successor Trustee or successor Securities Administrator, as applicable, as provided in this Section 8.08, the successor Trustee or successor Securities Administrator shall mail notice of such appointment hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agency.

SECTION 8.09.  Merger or Consolidation of Trustee or Securities Administrator.

Any entity into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any entity succeeding to the business of the Trustee or the Securities Administrator, shall be the successor of the Trustee or the Securities Administrator, as applicable, hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10.  Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power, and the Trustee shall, and shall instruct the Depositor to, at the expense of the Trust Fund, execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereof, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08 hereof.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co trustee jointly (it being understood that such separate trustee or co trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)

no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)

the Depositor and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

SECTION 8.11.  Limitation of Liability.

The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement.  Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

SECTION 8.12.  Trustee May Enforce Claims Without Possession of Certificates.

(a)

All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement.  Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

(b)

The Trustee shall afford the Seller, the Depositor and each Certificateholder upon reasonable notice during normal business hours at its Corporate Trust Office or other office designated by the Trustee, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties.  Upon request, the Trustee shall furnish the Depositor and any requesting Certificateholder with its most recent audited financial statements.  The Trustee shall cooperate fully with the Seller, the Depositor and such Certificateholder and shall, subject to the first sentence of this Section 8.12(b), make available to the Seller, the Depositor and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee’s duties hereunder.  The Seller, the Depositor and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

SECTION 8.13.  Suits for Enforcement.

In case an Event of Default or a default by the Depositor hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement, as the case may be, by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

SECTION 8.14.  Waiver of Bond Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

SECTION 8.15.  Waiver of Inventory, Accounting and Appraisal Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

SECTION 8.16.  Appointment of Custodians.

The Trustee may appoint one or more custodians to hold all or a portion of the related Mortgage Files as agent for the Trustee, by entering into a custodial agreement.  The custodian may at any time be terminated and a substitute custodian appointed therefor by the Trustee.  Subject to this Article VIII, the Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such custodian.  Each custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.  The Master Servicer shall pay from its own funds, without any right to reimbursement, the fees, and any ordinary and routine costs and expenses of each custodian.  Each custodian shall also be entitled to the benefits of Section 3.26 hereof.

ARTICLE IX

REMIC ADMINISTRATION

SECTION 9.01.  REMIC Administration.

(a)

As set forth in the Preliminary Statement to this Agreement, the Trustee shall elect to treat each REMIC created hereby as a REMIC for federal tax purposes.  The Trustee shall sign and the Securities Administrator shall file such elections on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  The regular interests in each REMIC created hereunder and the related residual interest shall be as designated in the Preliminary Statement.  Following the Closing Date, the Securities Administrator shall apply to the Internal Revenue Service for an employer identification number for each REMIC created hereunder by means of a Form SS-4 or other acceptable method and shall file a Form 8811 with the Internal Revenue Service.

(b)

The Closing Date is hereby designated as the “Startup Day” of each REMIC created hereunder within the meaning of section 860G(a)(9) of the Code.  The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

(c)

Except as provided in subsection (d) of this Section 9.01, the Seller shall pay any and all tax related expenses (not including taxes) of each REMIC created hereunder, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to any such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee or the Securities Administrator in fulfilling its respective duties hereunder (including the Securities Administrator’s duties as tax return preparer).

(d)

The Securities Administrator shall prepare and file, and the Trustee shall sign all of the federal and state tax and information returns of each REMIC created hereunder (collectively, the “Tax Returns”) as the direct representative.  The expenses of preparing and filing such Tax Returns shall be borne by the Securities Administrator.  Notwithstanding the foregoing, the Securities Administrator shall have no obligation to prepare, file or otherwise deal with partnership tax information or returns.  In the event that partnership tax information or returns are required by the Internal Revenue Service, the Seller, at its own cost and expense, will prepare and file all necessary returns.

(e)

The Securities Administrator shall perform on behalf of each REMIC created hereunder all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, if required by the Code, the REMIC Provisions or other such guidance, the Securities Administrator, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of the Class A-R Certificate to any disqualified organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(f)

Each of the Master Servicer, the Trustee and the Securities Administrator (to the extent that the affairs of the REMICs are within such Person’s control and the scope of its specific responsibilities under the Agreement) and the Holders of Certificates shall take any action or cause any REMIC created hereunder to take any action necessary to create or maintain the status of any REMIC created hereunder as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.  None of the Trustee, the Master Servicer, the Securities Administrator or the Holder a Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee and the Securities Administrator have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not result in an Adverse REMIC Event.  In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing any such REMIC to take any action which is not expressly permitted under the terms of this Agreement, any Holder of the Class A-R Certificate will consult with the Trustee, the Master Servicer, the Securities Administrator or their designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any such REMIC, and no such Person shall take any such action or cause any REMIC created hereunder to take any such action as to which the Trustee or the Securities Administrator has advised it in writing that an Adverse REMIC Event could occur.

(g)

Each Holder of the Class A-R Certificate shall pay when due any and all taxes imposed on any REMIC created hereunder by federal or state governmental authorities.  To the extent that such Trust taxes are not paid by the Class A-R Certificateholder, the Paying Agent shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Class A-R Certificate or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in such REMIC, as the case may be.

(h)

The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(i)

No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

(j)

None of the Trustee, the Master Servicer or the Securities Administrator shall enter into any arrangement by which REMIC created hereunder will receive a fee or other compensation for services.

(k)

The Securities Administrator shall treat the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the holders of the Class X-1 and Class X-2 Certificates and that is not an asset of any REMIC.  The Securities Administrator shall treat the rights of the Holders of the LIBOR Certificates to receive distributions from the Basis Risk Reserve Fund to cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls as payments under a cap contract written by the Holders of the Class X-1 and Class X-2 Certificates in favor of the Holders of the LIBOR Certificates.  Thus, the LIBOR Certificates shall be treated as representing not only ownership of regular interests in a REMIC, but also ownership of an interest in an interest rate cap contract.  For purposes of determining the issue prices of the Certificates, the interest rate cap contracts shall be assumed to have a zero value unless and until required otherwise by an applicable taxing authority.

SECTION 9.02.  Prohibited Transactions and Activities.

None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the REMICs created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II hereof or (v) a repurchase of Mortgage Loans as contemplated hereunder, nor acquire any assets for any REMIC created hereunder, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC created hereunder after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any REMIC created hereunder as a REMIC or of the interests therein other than the Class A-R Certificate as the “residual interest” therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

ARTICLE X

TERMINATION

SECTION 10.01.  Termination.

(a)

The respective obligations and responsibilities of the Seller, the Depositor, the Master Servicer, the Securities Administrator and the Trustee created hereby (other than the obligation of the Securities Administrator, as Paying Agent to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Call Option Holder to send certain notices as hereinafter set forth) shall terminate upon the earliest of (i) the Distribution Date on which the Class Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan, (iii) the optional purchase of the Mortgage Loans as described in the following paragraph and (iv) the Latest Possible Maturity Date.  Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

The Call Option Holder may, at its option, terminate this Agreement on any Distribution Date on which the aggregate of the Stated Principal Balances of the Mortgage Loans immediately after such date is equal to or less than 10% of the Cut-Off Date Aggregate Principal Balance (the “Call Option Date”), by purchasing, on such Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (i) the outstanding Stated Principal Balances of the Mortgage Loans (other than in respect of REO Properties), (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Principal Balance of each Mortgage Loan related to any REO Property, (iii) in all cases, accrued and unpaid interest thereon at the applicable Loan Rate through the end of the Due Period preceding the final Distribution Date, (iv) any unreimbursed Servicing Advances and Advances and any unpaid Master Servicing Fees and Servicing Fees allocable to such Mortgage Loans and REO Properties, (v) all amounts, if any, then due and owing to the Trustee, the Master Servicer and the Securities Administrator under this Agreement and (vi) any unpaid Basis Risk Shortfall or Unpaid Basis Risk Shortfall (if applicable) (the “Termination Price”).

(b)

Notice of any termination pursuant to the second paragraph of Section 10.01(a), specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Certificate Registrar for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Master Servicer by letter to the Certificateholders mailed not earlier than the 10th day and not later than the 19th day of the month immediately preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Certificate Registrar therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Registrar therein specified.  The Trustee shall give such notice to the Securities Administrator, the Master Servicer and the Certificate Registrar at the time such notice is given to Holders of the Certificates.  Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate or request the Master Servicer to terminate, the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

(c)

Upon presentation and surrender of the Certificates, the Securities Administrator, as Paying Agent shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 5.01 hereof for such Distribution Date.

(d)

In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate account for the benefit of such Certificateholders, and the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Master Servicer shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Master Servicer for payment.

SECTION 10.02.  Additional Termination Requirements.

(a)

In the event the purchase option provided in Section 10.01 is exercised, the Trust shall be terminated in accordance with the following additional requirements:

(i)

The Trustee shall sell any remaining assets of the Trust Fund for cash and, within 90 days of such sale, the Securities Administrator shall distribute to (or credit to the account of) the Certificateholders the proceeds of such sale together with any cash on hand (less amounts retained to meet claims) in complete liquidation of the Trust Fund and any REMIC created hereunder; and

(ii)

The Securities Administrator shall attach a statement to the final federal income tax return for the REMIC created hereunder stating that pursuant to Treasury Regulation §1.860F-1, the first day of the 90-day liquidation period for such REMIC was the date on which the Trustee sold the assets of the Trust Fund and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as evidenced by an Opinion of Counsel delivered to the Trustee obtained at the expense of the Seller.

(b)

By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee and the Securities Administrator as their attorneys in fact to undertake the foregoing steps.

SECTION 10.03.  Assignment of the Call Option.

(a)

Initially, the Call Option Holder shall be the Master Servicer.  Subject to the restrictions set forth in Section 10.03(b), the Seller may, in its sole discretion, designate one (1) successor Call Option Holder upon delivery to, and acknowledgement by, the Trustee and the Master Servicer of, a Call Option Assignment Agreement.  The Trustee shall, within two Business Days of receipt of an executed Call Option Assignment Agreement from the Seller, acknowledge and deliver to the Seller and the successor Call Option Holder, an executed and acknowledged copy of such Call Option Assignment Agreement.  Upon assignment of the Call Option by the Seller to a successor Call Option Holder, the successor Call Option Holder will hold all rights to the Call Option and neither the Master Servicer nor the Seller will have any further interest in the Call Option.

(b)

Any successor Call Option Holder must (i) either be a Servicer or the Master Servicer hereunder and (ii) not be the Seller or any Affiliate of the Seller.  Any transfer to a Call Option Holder not meeting the requirements of this Section 10.03(b) shall be null and void.

ARTICLE XI

[RESERVED]

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01.  Amendment.

This Agreement may be amended from time to time by the Seller, the Depositor, the Master Servicer, the Securities Administrator and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, or (iv) to conform the terms hereof to the description thereof provided in the Prospectus; provided, however, that any such action listed in clause (i) through (iii) above shall be deemed not to adversely affect in any material respect the interests of any Certificateholder, if evidenced by (i) written notice to the Depositor, the Seller, the Master Servicer, the Securities Administrator and the Trustee from the Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency or (ii) an Opinion of Counsel stating that such amendment shall not adversely affect in any material respect the interests of any Certificateholder, is permitted by the Agreement and all the conditions precedent, if any have been complied with, delivered to the Master Servicer and the Trustee.

In addition, this Agreement may be amended from time to time by Seller, the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates that are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 662/3% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding.  Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agency.

Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by and at the expense of the Person seeking such Amendment (unless such Person is the Trustee, in which case the Trustee shall be entitled to be reimbursed for such expenses by the Trust pursuant to Section 8.05 hereof), to the effect that such amendment will not result in an Adverse REMIC Event and that the amendment is being made in accordance with the terms hereof, such amendment is permitted by this Agreement and all conditions precedent, if any, have been complied with.

Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Seller (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Master Servicer and the Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this 12.01 Section that affects its rights, duties and immunities under this Agreement or otherwise.

SECTION 12.02.  Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 12.03.  Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder, the Securities Administrator and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 12.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 12.04.  Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of Delaware, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 12.05.  Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Seller, to Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: General Counsel (telecopy number (203) 618-2132), or such other address or telecopy number as may hereafter be furnished to the Depositor, the Master Servicer, the Securities Administrator and the Trustee in writing by the Seller, (b) in the case of the Trustee, to Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, CA 92705-4934, Attention:  GC04H4 (telecopy number (714) 247-6329), with a copy to the Corporate Trust Office or such other address or telecopy number as may hereafter be furnished to the Depositor, the Master Servicer, the Securities Administrator and the Seller in writing by the Trustee, (c) in the case of the Depositor, to Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal (telecopy number (203) 618-2132), or such other address or telecopy number as may be furnished to the Seller, the Master Servicer, the Securities Administrator and the Trustee in writing by the Depositor and (d) in the case of the Master Servicer or the Securities Administrator, to Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Master Servicing – HarborView 2004-4 (telecopy number (410) 715-2380) or, in the case of the Master Servicer or the Securities Administrator via overnight delivery, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Master Servicing – HarborView 2004-4 (telecopy number (410) 715-2380), or such other address or telecopy number as may be furnished to the Depositor, the Seller and the Trustee in writing by the Master Servicer or the Securities Administrator, as applicable.  Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register.  Notice of any Event of Default shall be given by telecopy and by certified mail.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice.  A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

SECTION 12.06.  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 12.07.  Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 12.08.  Notice to the Rating Agency.

(a)

The Trustee shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

(i)

any material change or amendment to this Agreement;

(ii)

the occurrence of any Event of Default that has not been cured or waived;

(iii)

the resignation or termination of the Master Servicer or the Trustee;

(iv)

the final payment to Holders of the Certificates of any Class;

(v)

any change in the location of any Account; and

(vi)

if the Trustee is acting as a successor Master Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

(b)

The Securities Administrator shall promptly furnish or make available to the Rating Agency copies of each Distribution Date Statement described in Section 5.04 hereof.

(c)

The Master Servicer shall promptly furnish to the Rating Agency copies of the following:

(i)

each annual statement as to compliance described in Section 3.16 hereof;

(ii)

each annual independent public accountants’ servicing report described in Section 3.17 hereof; and

(iii)

each notice delivered pursuant to Section 5.05 hereof which relates to the fact that the Master Servicer has not made an Advance.

(d)

All notices to the Rating Agencies provided for in this Agreement shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to S&P, to:

Standard & Poor’s Ratings Services,

   a Division of The McGraw-Hill Companies, Inc.

55 Water Street

New York, New York 10041

Attention:  Residential Mortgages

If to Moody’s, to:

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

    Attention:  Residential Mortgages

SECTION 12.09.  Further Assurances.

Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys’ fees) to be incurred in connection therewith.

SECTION 12.10.  Benefits of Agreement.

Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

SECTION 12.11.  Acts of Certificateholders.

(a)

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Securities Administrator and, where expressly required under this Agreement, to the Master Servicer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Certificateholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Securities Administrator and the Master Servicer, if made in the manner provided in this Section 12.11.

(b)

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)

Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 12.12.  Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

SECTION 12.13.  Tax Treatment of Class P Certificate.

It is the intent of the parties hereto that the segregated pool of assets consisting of any collections in respect of the Class P Distributable Amount payable to the Class P Certificate constitutes, for federal income tax purposes, a grantor trust as described in Subpart E of Part I of Subchapter J of the Code and Treasury Regulation §301.7701-4(c)(2).  The Securities Administrator shall prepare, sign and file, all of the tax returns in respect of such grantor trust.  The expenses of preparing and filing such returns shall be borne by the Securities Administrator without any right of reimbursement therefor.  The Securities Administrator shall comply with each such requirement by filing Form 1041 or other applicable form.

SECTION 12.14.  Provision of Information.

For so long as any of the Certificates of any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, each of the Depositor and the Securities Administrator agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the 1933 Act.  Any reasonable out-of-pocket expenses incurred by the Securities Administrator in providing such information shall be reimbursed by the Depositor.

The Securities Administrator shall provide to any person to whom a Prospectus was delivered by Greenwich Capital Markets, Inc., upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 3.18 and (ii) a copy of any other document incorporated by reference in the Prospectus.  Any reasonable out-of-pocket expenses incurred by the Securities Administrator in providing copies of such documents shall be reimbursed by the Depositor.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the Depositor, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

GREENWICH CAPITAL ACCEPTANCE, INC.,

as Depositor

By:

/s/ Shakti Radhakishun

Name: Shakti Radhakishun

Title:   Vice President

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., as Seller

By:

/s/ Shakti Radhakishun

Name: Shakti Radhakishun

Title:   Vice President

WELLS FARGO BANK, N.A., as Master Servicer and Securities Administrator

By:

/s/ Stacey Taylor

Name: Stacey Taylor

Title:   Assistant Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee and Custodian

By:

/s/ Alan Sueda

Name: Alan Sueda

Title:   Associate

By:

/s/ Jeremy Conyers

Name: Jeremy Conyers

Title:   Associate

STATE OF CONNECTICUT

)

) ss.:

COUNTY OF FAIRFIELD

)

On the 27th day of May 2004, before me, a notary public in and for said State, personally appeared Shakti Radhakishun known to me to be a Vice President of Greenwich Capital Acceptance, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Deborah McMahn

Notary Public

STATE OF CONNECTICUT

)

) ss.:

COUNTY OF FAIRFIELD

)

On the 27th day of May 2004, before me, a notary public in and for said State, personally appeared Shakti Radhakishun known to me to be a Vice President of Greenwich Capital Financial Products, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Deborah McMahn

Notary Public

STATE OF MARYLAND

)

) ss.:

COUNTY OF

HOWARD

)

On the 27th day of May 2004, before me, a notary public in and for said State, personally appeared Stacey Taylor known to me to be a Asst. Vice President of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Peter A. Gobell

Notary Public

STATE OF CALIFORNIA

)

) ss.:

COUNTY OF ORANGE

)

On the 19th day of May 2004, before me, a notary public in and for said State, personally appeared Alan Sueda known to me to be a Associate of Deutsche Bank National Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Amy Lynn Stoddard

Notary Public

STATE OF CALIFORNIA

)

) ss.:

COUNTY OF ORANGE

)

On the 19th day of May 2004, before me, a notary public in and for said State, personally appeared Jeremy Conyers known to me to be a Associate of Deutsche Bank National Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Amy Lynn Stoddard

Notary Public